                                                                   Exhibit 10.18

                               INTELLIGROUP, INC.






                         ------------------------------


                           LOAN AND SECURITY AGREEMENT

                          dated as of January 22, 1997

                         ------------------------------







                         PNC BANK, NATIONAL ASSOCIATION

           This LOAN AND SECURITY AGREEMENT (this "Agreement") made as of the 22nd day of January, 1997 between PNC BANK, National Association ("Lender"), having an office at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, and INTELLIGROUP, INC., a New Jersey corporation ("Borrower"), having an office at 517 Route One South, Iselin, New Jersey 08830.


                              W I T N E S S E T H:

           WHEREAS, to provide a source of funds for the purposes described in Sections 2.5 and 3.8 hereof, Borrower has requested that Lender enter into this Agreement, agree to make the Revolving Line of Credit (as defined herein) available to Borrower and, in Lender's sole discretion, agree to make Equipment Loans (as defined herein) to Borrower; and

           WHEREAS, Lender has agreed to make the Revolving Line of Credit available to Borrower and, in its sole discretion, Equipment Loans to Borrower subject to and upon the terms and conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                 1. DEFINITIONS

           1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Account" - all items described or otherwise included in the UCC definition thereof and all of the following, whether or not so described or included and without limiting the generality of the foregoing (in all cases whether now existing or hereafter created): all obligations of any kind or nature at any time due or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC or the law of any other state as accounts, accounts receivable, contract rights, chattel paper, general intangibles, or otherwise) including, without limitation, invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, together with all security for any thereof, and all of Borrower's rights to goods sold (whether delivered, undelivered, in transit or returns), represented by any thereof.

           "Affiliate" - any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, including any directors, officers or other management personnel of such Person. For purposes of this definition, "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "Agreement" - this Loan and Security Agreement, as amended, supplemented, restated and otherwise modified from time to time.

           "Balance Sheet" - as defined in Subsection 7.5(b) hereof.

           "Banking Day" - any day other than a Saturday, Sunday or legal holiday for banks under the laws of the State of New Jersey.

           "Borrowing Base" - 70% of the net face amount of Qualified Accounts (excluding amounts representing contra accounts, bill and hold sales, reserves determined by or acceptable to Lender for advertising allowances, warranty claims, price adjustments, uncollectible items, volume rebates, price disputes and other contingencies); provided that Lender may, in Lender's reasonable discretion, increase or decrease such percentage from time to time.

           "Borrowing Base Certificates" - the certificates delivered by Borrower pursuant to Subsection 8.5(d) hereof.

           "Capital Lease" - (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of Borrower, and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

           "Code" - as defined in Section 7.17 hereof.

           "Collateral" - all of the following, wherever located and whether now existing or hereafter created or arising and whether now owned or hereafter acquired by Borrower: (a) all Accounts; (b) all Equipment; (c) all Inventory;
(d) all fixtures; (e) all guaranties, security and liens for payment of any Accounts; (f) all documents of title, policies or certificates of insurance, insurance proceeds, proceeds of condemnation or other seizure, securities, chattel paper and other documents and instruments evidencing or pertaining to any thereof; (g) all claims of Borrower against third parties for loss of or damage to, or otherwise relating to, any of the Collateral; (h) all files, correspondence, customer lists, computer programs, tapes, discs and related data processing software, general ledgers, information respecting Accounts (including, without limitation, any identifying any Account debtor or the amount owed by same), or any books and records owned by Borrower or in which Borrower has an interest, which contains information identifying any of the Collateral or which would or may otherwise be necessary or helpful in the actual and/or potential realization on any of the Collateral; (i) all moneys, securities, drafts, notes, items, Contracts and other contract rights, leases, documents of title, licenses, goodwill, and all general or special deposits, balances, sums, proceeds, tax refunds and credits of Borrower; (j) all patents and patent applications (including all letters patent of the United States and all reissues and extensions thereof, any thereof referred to in Schedule 8 hereto, and all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, including, any thereof referred to in Schedule 8 hereto) (collectively, "Patents"), patent and know-how licenses, trade secrets, copyrights, inventions, technology permits, trademarks, trade names, corporate names, service marks, logos and other source or business identifiers, and all applications in connection therewith, including, any thereof referred to in Schedule 9 hereto (collectively, "Trademarks"), the goodwill of the business associated therewith, all franchises and licenses in which Borrower has an interest, and all other intangible personal property similar to any of the foregoing; (k) all rights and remedies which Borrower might exercise with respect to any of the foregoing but for the execution of this Agreement (including, without limitation, the right to sue for past, present or future infringements of Patents and Trademarks); (l) all goodwill; (m) all general intangibles not listed in the preceding clauses in this definition of Collateral and described or otherwise included in the UCC definition thereof; (n) all other personal property of any kind or nature, tangible or intangible, not listed in the preceding clauses in this definition of Collateral; and (o) all accessions and additions to, replacements and substitutions for, and proceeds and products of, the items described in the preceding clauses in this definition of Collateral.

           "Contracts" - all contracts (including, without limitation, Capital Leases) or other Documents in or under which Borrower may now or hereafter have any right, title or interest, whether the same pertain to the acquisition, lease, sale or other disposition of any Inventory, Equipment, fixtures, real property or any interest in real property, or otherwise, as the same may be amended, supplemented, restated or otherwise modified from time to time, including, without limitation, (a) all rights of Borrower to receive moneys due and to become due to it thereunder or otherwise in connection therewith, (b) all rights of Borrower to damages arising out of, or for, any breach or other default in respect thereof and (c) all rights of Borrower to perform and to exercise all remedies thereunder.

           "Default Rate" - a rate of interest equal to two percent (2%) per annum in excess of the rate otherwise applicable at the time to a Loan.

           "Document" - any agreement, instrument, undertaking, other paper or writing or other document.

           "Eligible Equipment" - Equipment to be purchased with the proceeds of Equipment Loans to be used by Borrower in the ordinary course of business at any of the locations identified on Schedule 1 hereto.

           "Environmental Activity" - means any generation, processing, abatement, manufacture, refining, transportation, treatment, storage, handling, release, emission, discharge or disposal of any Hazardous Substances or any threat of such activity.

           "Environmental Complaint" - means any complaint, order, citation, notice or other written or express oral communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Law or legal liability resulting from any Hazardous Substance, any Environmental Activity or any other environmental matter at, upon, under, within or from any real property owned, leased or otherwise occupied by Borrower or otherwise relating to such real property or the ownership, use, operation or occupancy thereof, or any business, activity or other property of Borrower.

           "Environmental Laws" - means all applicable federal, state and local statutes, rules, regulations, orders, judgments, permits, licenses and other provisions of law relating to any one or more of the following: air emissions, water discharge, noise emissions, solid and liquid disposal, Hazardous Substances, any Environmental Activity and other environmental, health and safety matters.

           "Equipment" - all items described or otherwise included in the UCC definition thereof and all of the following, whether or not described or included and without limiting the generality of the foregoing (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all machinery, equipment, furnishing and fixtures, whether affixed to real property or not, and all additions, substitutions for, replacements of or extensions to any of such items and all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto.

           "Equipment Credit Limit" - $350,000.

           "Equipment Loans" - as defined in Section 3.1 hereof.

           "Equipment Manufacturer/Dealer" - as defined in Section 3.5 hereof.

           "Equipment Notes" - as defined in Section 3.2 hereof.

           "ERISA" - as defined in Section 7.17 hereof.

           "ERISA Affiliate" - as defined in Section 7.17 hereof.

           "Event of Default" - as defined in Article 11.

           "GAAP" - United States generally accepted accounting principles consistently applied as in effect in the from time to time.

           "Governmental Authority" - any federal, state, local or foreign governmental authority, agency, department or instrumentality or other regulatory body of any kind or nature, including any court.

           "Hazardous Substances" - means (a) any flammable, explosive, radioactive material or friable asbestos, (b) any "hazardous substance" as such term is presently defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (c) any "hazardous material" as such term is presently defined in the Hazardous Material Transportation Act, as amended, (d) any "hazardous waste" as presently defined in the Resource Conservation and Recovery Act of 1976, as amended, (e) any additional substances or materials which are hereafter defined as, incorporated in or added to, the definition of "hazardous substance", "hazardous material" or "hazardous waste" pursuant to, or for the purposes of, any applicable Environmental Law (including, without limitation, the New Jersey Industrial Site Recovery Act), and (f) any additional substances or materials which are now or hereafter regulated or considered to be hazardous or toxic under any applicable Environmental Law relating to any real and/or personal property owned, leased, used or, in the case of real property otherwise occupied by Borrower, the ownership, use, operation or occupancy thereof or any business, activity or other property of Borrower.

           "Inventory" - all items described or otherwise included in the UCC definition thereof and all of the following, whether or not so described or included and without limiting the generality of the foregoing (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods, merchandise or other personal property held by Borrower for sale, lease or license, and all right, title and interest of Borrower therein and thereto; all raw materials, work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the performance of services by Borrower and/or the operation of the businesses operated by Borrower.

           "Lien" - any mortgage, security interest, assignment, pledge, hypothecation, lien, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, other preferential arrangement or other encumbrance of any kind or nature.

           "Loan Documents" - this Agreement and any and all other agreements, instruments and other Documents delivered to Lender pursuant or incident to this Agreement, as each may be amended, supplemented, restated or otherwise modified from time to time, between Borrower, any Affiliate of Borrower, any grantor of any Lien securing any Obligations or any guarantor of any Obligations, on the one hand, and Lender, on the other, or executed by Borrower, any Affiliate of Borrower, any such grantor or any such guarantor for the benefit of Lender.

           "Loans" - the Revolving Loans and the Equipment Loans.

           "Margin Stock" - as defined in Regulation U issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

           "Material Adverse Effect" - material adverse effect on (a) the validity or enforceability of this Agreement, the Notes or any other Loan Document (including the rights and remedies of Lender hereunder and thereunder),
(b) the ability of Borrower to perform any of its Obligations, (c) the Collateral, or (d) the condition (financial or otherwise), results of operations, assets or operations of Borrower.

           "Notes" - the Revolving Note and the Equipment Notes.

           "Obligations" - (a) all principal of and interest on the Loans, and all other sums payable by Borrower under the terms of this Agreement, the Notes or any of the other Loan Documents; (b) all other indebtedness, liabilities, obligations and agreements of every kind and nature, whether primary or secondary, purchase money or nonpurchase money, regardless of form or purpose, of Borrower to or with Lender or any affiliate of Lender, including, without limitation, loans for consumer, agricultural or business purposes and credit evidenced by promissory notes, open accounts, overdrafts or any other contractual obligations; (c) all guaranties of any of Borrower's Obligations, if any; and (d) any participation or interest of Lender or any affiliate of Lender in any indebtedness, liabilities, obligations or agreements of Borrower or any such guarantor to or with others, in each case whether now existing or hereafter created, whether pursuant to this Agreement, any of the other Loan Documents or otherwise, whether in the form of refinancing, bankers acceptances, guaranties, loans, interest, charges, fees, expenses or otherwise, whether direct or indirect, whether acquired outright, conditionally or as collateral security from another, whether absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, whether due or to become due, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Lender) or otherwise, and whether arising by operation of law or otherwise, including, without limitation, any future advances, renewals, extensions, modifications or changes in the form of, or substitutions for, any of the items described in the preceding clauses (a) through (d). For purposes of
Section 9-204 of the UCC, all of the foregoing are contemplated by the parties hereto.

           "Order" - as defined in Section 11.10 hereof.

           "Organizational Documents" - with respect to any entity, the certificate of incorporation or articles of incorporation thereof, as applicable, and the by-laws thereof, each as heretofore amended and/or restated and now in effect.

           "Oxford" - Oxford Systems Inc., a New Jersey corporation that was a wholly-owned subsidiary of Borrower before it was merged with and into Borrower.

           "PBGC" - as defined in Section 7.17 hereof.

           "Permitted Liens" - as defined in Section 9.3 hereof.

           "Person" - an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Governmental Authority or other entity of any kind or nature.

           "Plan" - as defined in Section 7.17 hereof.

           "Portable Computer Equipment" - lap top computers and other portable computer equipment that Borrower's employees carry with them when they visit customers in the ordinary course of business.

           "Prime Rate" - the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

           "Proceeding" - as defined in Section 11.10 hereof.

           "Qualified Account" - an Account which has been identified and described to Lender's satisfaction, at all times meets (and is represented by either Borrower's acceptance of any Revolving Loan as meeting) all of the following criteria, and is in all other respects acceptable to Lender, in its sole and absolute discretion:

                              (i) Borrower is the sole owner of the Account and has not sold, assigned or otherwise transferred it, and the Account is not subject to any claim, Lien or other right of any Person (other than Lender);

                             (ii) the Account is bona fide and legally enforceable and owing to Borrower for the sale and delivery of goods or performance of services in the ordinary course of business and the Account does not require any further act on the part of Borrower to make it owing by the Account debtor, and Borrower has delivered to Lender, if required by Lender, invoices, billings, shipping documents, timesheets, contracts and other Documents evidencing the obligation to pay the Account;

                            (iii) Lender has a perfected first priority security interest in the Account;

                             (iv) the Account does not represent a conditional sale, consignment or other sale on a basis other than that of an absolute sale, is not evidenced by any note, instrument, chattel paper or like document, and does not arise out of a contract with the United States or any other Governmental Authority;

                            (v) the Account has been invoiced by Borrower and has not been outstanding for more than ninety (90) days from the invoice date;

                             (vi) the amount of the Account, together with all other Accounts of the same Account debtor and its affiliates, does not exceed twenty percent (20%) of Borrower's total Qualified Accounts at the time outstanding; provided that the amount of Accounts from such Account debtor below such twenty percent (20%) threshold may be Qualified Accounts if they otherwise qualify in accordance herewith;

                            (vii) not more than fifty percent (50%) of the amount owed by the Account debtor has been invoiced by Borrower and been outstanding for more than ninety (90) days from the invoice date (i.e. if this clause (vii) is violated, none of the Accounts owing from such Account debtor shall be Qualified Accounts);

                           (viii) the Account is not subject to any defense, offset, counterclaim, credit, allowance or adjustment except usual and customary prompt payment discounts, nor has the Account debtor returned the goods or indicated any dispute or complaint concerning such goods or the performance of any services by Borrower, as applicable;

                             (ix) Borrower has not received any notice of, nor to Borrower's knowledge are there, any facts which adversely affect the credit of the Account debtor in any material respect, and the Account conforms in all respects to the representations and warranties contained and/or deemed to be contained in this Agreement;

                            (x) the Account debtor is not an Affiliate of Borrower nor a director or officer of Borrower nor an Affiliate of any of Borrower's directors or officers;

                            (xi) Lender has not notified Borrower that either the Account or the Account debtor is not qualified; and

                            (xii) the Account is denominated in U.S. Dollars and is payable only in U.S. Dollars and payable only in the United States.

           "Revolving Credit Limit" - the lesser of $7,500,000 or the Borrowing Base.

           "Revolving Credit Termination Date" - as defined in Section 2.1 hereof.

           "Revolving Line of Credit" - as defined in Section 2.1 hereof.

           "Revolving Loans" - as defined in Section 2.1 hereof.

           "Revolving Note" - as defined in Section 2.2 hereof.

           "SEC" - the Securities and Exchange Commission.

           "Tangible Net Worth" - at any particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of Borrower as at such date, determined in accordance with GAAP, excluding, however, (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, franchises, licenses and rights in any thereof and other similar intangibles,
(ii) all deferred charges, unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Affiliate of Borrower, (v) securities which are not readily marketable, (vi) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to September 30, 1996, and (vii) any items not included in clauses (i) through (vi) above which would properly be treated as intangibles in conformity with GAAP.

           "Trademark Security Agreement" - the Trademark Assignment and Security Agreement dated as of the date hereof, as amended, supplemented, restated and otherwise modified from time to time.

           "UCC" - the Uniform Commercial Code as in effect from time to time in the State of New Jersey.

           "Undismissed" - as defined in Section 11.10 hereof.

           "Working Capital" - as of the date of any determination thereof, the amount determined in accordance with GAAP, applied on a consistent basis, by which the consolidated current assets of Borrower exceeds the consolidated current liabilities of Borrower.

           1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. "Including", "includes," and "include" means "including, without limitation," "includes, without limitation," and "include, without limitation," whether or not specified herein. "To Borrower's knowledge" or other words having similar effect means the actual knowledge of any of the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President of Borrower. "To the best of Borrower's knowledge" or other words having similar effect means the actual knowledge of any of the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President of Borrower, after due inquiry of the responsible officers and employees of Borrower.


                               2. REVOLVING LOANS

           2.1 AMOUNT OF REVOLVING LOANS. Subject to the terms and conditions hereof, Lender agrees to make available to Borrower a line of credit pursuant to which Lender will make loans to Borrower on a revolving loan basis (the "Revolving Loans") from time to time during the term of this Agreement in an aggregate principal amount at any one time outstanding not to exceed $7,500,000 (the "Revolving Line of Credit"); provided, that on the date of the making of any Revolving Loans, and after giving effect to the making of such Revolving Loans, the aggregate outstanding principal amount of Revolving Loans on such date) shall not exceed the Revolving Credit Limit on such date. During the term of this Agreement, Borrower may use the Revolving Line of Credit by requesting Lender to make Revolving Loans, repaying Revolving Loans and reborrowing, all in accordance with and subject to the terms and conditions hereof. The Revolving Loans shall be payable (i) on January 22, 1999, or (ii) at such other time as is provided in Article 4 or 11 hereof or elsewhere in this Agreement, whichever of
(i) or (ii) shall first occur (the "Revolving Credit Termination Date").

           2.2 REVOLVING NOTE. The Revolving Loans shall be evidenced by a promissory note (as amended, supplemented, restated and otherwise modified from time to time, the "Revolving Note") in the form of Exhibit A hereto.

           2.3 PROCEDURE FOR REVOLVING LOAN BORROWINGS. Borrower may request to borrow under the Revolving Line of Credit on any Banking Day prior to the Revolving Credit Termination Date by giving Lender irrevocable notice prior to 12:30 p.m. (eastern standard time) on the Banking Day of the proposed borrowing date, specifying (a) the amount to be borrowed and (b) the requested borrowing date (which must be a Banking Day). Such notice may be by telephone (confirmed immediately in writing). Not later than 3:00 p.m. (eastern standard time) on the borrowing date specified in such notice, subject to the terms and conditions hereof, Lender shall make the amount of such Revolving Loan available to Borrower by depositing such amount in immediately available funds in the account of Borrower with Lender. Each borrowing under the Revolving Line of Credit shall be in a minimum amount of $50,000.

           2.4 OVERDRAFTS. In the event Lender honors a check of Borrower resulting in Borrower's checking account being overdrawn, then Lender shall be deemed to have made a Revolving Loan to Borrower in the amount of such overdraft, pursuant to the terms of this Article 2, on the Banking Day immediately preceding the day on which Borrower's check is tendered to Lender for collection. Lender shall not be obliged to honor any overdraft of Borrower at any time, whether or not it has done so prior to such time.

           2.5 USE OF PROCEEDS. The Revolving Loans shall be used to finance the working capital needs of Borrower in the ordinary course of business.


                               3. EQUIPMENT LOANS

           3.1 AMOUNT. Subject to the terms and conditions hereof, Lender, in its sole and absolute discretion, may lend to Borrower on a term basis (the "Equipment Loans"), in an aggregate principal amount of Equipment Loans at any one time outstanding not to exceed $350,000; provided, that on the date of the making of any Equipment Loan, and after giving effect to the making of such Equipment Loan, the aggregate outstanding principal amount of all Equipment Loans on such date shall not exceed the Equipment Credit Limit on such date. BORROWER HEREBY ACKNOWLEDGES THAT LENDER HAS NO OBLIGATION TO MAKE ANY REQUESTED EQUIPMENT LOAN. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the original principal amount of any Equipment Loan exceed seventy-five percent (75%) of the invoice price of the Eligible Equipment to be purchased by Borrower with the proceeds of such Equipment Loan (exclusive of reasonable soft costs such as charges for delivery, installation and set-up).

           3.2 EQUIPMENT NOTES. Each Equipment Loan shall be evidenced by Borrower's promissory note in the form of Exhibit B hereto (as amended, supplemented, restated and otherwise modified from time to time, the "Equipment Notes"), with appropriate insertions thereon made by Lender.

           3.3 PRINCIPAL PAYMENTS. The term of each Equipment Loan shall be the number of months requested by Borrower and agreed to by Lender, provided that the term of each Term Loan shall not be more than the lesser of (a) the expected useful life of the Eligible Equipment to be purchased with the proceeds of such Equipment Loan or (b) thirty-six (36) months. The principal of each Equipment Loan shall be repaid in consecutive equal monthly principal payments over the term of such Equipment Loan, together plus accrued interest, provided that the final payment on the maturity date of such Equipment Loan shall be in an amount equal to the entire unpaid principal balance of such Equipment

Loan plus accrued interest and all unpaid fees, expenses and other sums, if any, due and payable hereunder or under the Equipment Note relating thereto.

           3.4 PROCEDURE FOR EQUIPMENT LOAN BORROWINGS. Borrower may request (at any time prior to the Revolving Credit Termination Date) that Lender make an Equipment Loan on any Banking Day prior to the Revolving Credit Termination Date by giving Lender irrevocable notice prior to 12:30 p.m. (eastern standard time) three (3) Banking Days prior to the proposed borrowing date, specifying (i) the amount to be borrowed, and (ii) the requested borrowing date (which must be a Banking Day). Such notice may be by telephone (confirmed immediately in writing). Such notice shall be accompanied by the invoice or purchase order relating to the Eligible Equipment to be purchased with the proceeds of such Equipment Loan (which invoice shall indicate the cost thereof), and such other related documents as Lender may reasonably request (including those referred to in Subsection 3.5 hereof). In the event that Lender decides to make such requested Equipment Loan, subject to the terms and conditions hereof, Lender shall, at its option, (a) make the amount of such Equipment Loan available to Borrower by depositing such amount in immediately available funds in the account of Borrower with Lender not later than 3:00 p.m. (eastern standard time) on the borrowing date specified in such notice, or (b) pay the amount of such Equipment Loan by paying the purchase price of the Equipment directly to the Equipment Manufacturer/Dealer. Each Equipment Loan shall be in a minimum principal amount of $100,000.

           3.5 CERTAIN CONDITIONS TO EQUIPMENT LOAN BORROWINGS. In addition to the conditions set forth in Article 5 hereof, the obligation of Lender to consider making any Equipment Loan is subject to Borrower providing to Lender documents which evidence, to the Lender's reasonable satisfaction, that (a) the Borrower has acquired title (or will acquire title upon the funding of such Equipment Loan) to the Equipment from the manufacturer or authorized dealer thereof, as provided in the invoice or purchase order relating thereto (the "Equipment Manufacturer/Dealer"), which manufacturer or dealer is a seller of such Equipment in the ordinary course; (b) such Equipment is free and clear of all Liens, except Liens in favor of the Lender; (c) such Equipment shall be and consist of new Equipment only and, except for Portable Computer Equipment, such Equipment shall be used only in the existing premises located at the locations listed on Schedule 1 hereto; (d) Borrower has obtained additional insurance in accordance with Section 8.7(a) hereof relating to such Equipment in an amount not less than the purchase price of the Equipment; and (e) Lender shall have received such other documents and consents, including, without limitation, updated Uniform Commercial Code and other searches with respect to Borrower, corporate resolutions relating to such Equipment Loan and the Equipment to be purchased with the proceeds thereof as Lender may reasonably request.

           3.6 SHIPPED EQUIPMENT. When any Equipment is shipped from the place of manufacture, Borrower shall deliver to Lender the bill of lading and other shipping documents, other documents of title and other related documents to the extent desirable to perfect Lender's security interest in such Collateral and any other additional documents in connection therewith from time to time reasonably requested by the Lender.

           3.7 NOT A FIXTURE. Borrower does not intend the Equipment purchased with the proceeds of any Equipment Loan to be, and shall not permit such Equipment to become, a fixture to real estate under applicable law or an accession to other property in which any Person other than Lender has a Lien and such Equipment shall at all times remain personal property and not a fixture.

           3.8 USE OF PROCEEDS. Each Equipment Loan shall be used only to purchase Eligible Equipment.

4. INTEREST RATE PROVISIONS, FEES, PAYMENTS, MONTHLY STATEMENTS

           4.1 INTEREST RATES AND PAYMENT DATES.

                      (a) Interest shall accrue daily on the unpaid principal amount of each of the Loans from time to time outstanding at the following rates:

                              (i) Each Revolving Loan shall bear interest at a fluctuating rate per annum equal to one-quarter of one percent (1/4 of 1%) per annum above the Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

                             (ii) Each Equipment Loan shall bear interest at a fluctuating rate per annum equal to three-quarters of one percent (3/4 of 1%) per annum above the Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

                      (b) Following the occurrence of an Event of Default, the interest rate applicable to the Loans shall be increased to the Default Rate and such interest shall be payable on demand.

                      (c) All accrued interest shall be payable as follows:

                              (i) Interest accruing on each Revolving Loan shall be due and payable to Lender in arrears on the first (1st) Banking Day of each calendar month, commencing on the first such date to occur after such Revolving Loan is made, and on any Banking Day on which any payment is made or such Revolving Loan is paid or payable in full.

                             (ii) Interest on each Equipment Loan shall be due and payable to Lender in arrears on the first (1st) Banking Day in each calendar month, commencing on the first such date to occur after such Equipment Loan is made, and on any Banking Day on which any prepayment is made or such Equipment Loan is paid or payable in full.

           4.2 PAYMENTS, CHARGES TO ACCOUNTS, AND COMPUTATIONS.

                      (a) All payments (including prepayments) to be made by Borrower on account of principal, interest, fees or otherwise hereunder shall be made without deduction, set-off or counterclaim to Lender, at Lender's office specified in Section 15.2 hereof, in each case prior to 12:30 p.m. (eastern standard time), in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Banking Day, such payment may be made on the next succeeding Banking Day and in each such case such extension of time shall be included in computation of the interest or other payment due.

                      (b) Lender, without demand, may charge and withdraw from any checking, loan or other account that Borrower may then have with Lender or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under this Agreement or any other Loan Document.

                      (c) Interest on the Loans shall be calculated on a daily basis upon the unpaid principal balance, with each day representing 1/360th of a year. If the interest rate calculated in accordance with any provision of this Agreement for any Loan (including, without limitation, any application of the Default Rate) would at any time exceed the maximum permitted by any law, then for such period as such rate would exceed the maximum permitted by such law (and no longer), the rate of interest payable on such Loan shall be reduced to the maximum permitted by such law, and any excess amounts received by Lender shall be treated as a partial payment or prepayment of principal, without premium or penalty.

                      (d) In the event that any payment due and payable hereunder is not received in full by Lender within ten (10) days of the date such payment was due and payable, Borrower hereby agrees to pay to Lender, to the extent not prohibited by applicable law and without demand and in addition to any other amounts payable hereunder, a late charge equal to five percent (5%) of the amount of such delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

                      (e) For the purpose of computing interest on the Loans and other Obligations at any time when Borrower is required to take the actions set forth in Section 6.4 hereof, interest shall continue to accrue on the amount of any payment received by Lender's Commercial Finance Department for a period of two (2) days following the day it is credited.

                      (f) In determining the outstanding balance of the Loans,
(i) domestic checks received by Lender's Commercial Finance Department before 12:30 p.m. of a Banking Day will be credited on that Banking Day, and thereafter on the following Banking Day; (ii) any other form of funds received by Lender's Commercial Finance Department will be credited on the Banking Day when that Department has received notification of collection, if before 12:30 p.m., or on the following Banking Day, if after 12:30 p.m.; and (iii) all credits shall be conditional upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Loans whether or not the item is returned.

           4.3 FACILITY FEE. Borrower shall pay to Lender a facility fee equal to $75,000 as follows: (a) $56,250 shall be paid simultaneously with the execution and delivery of this Agreement ($10,000 of which was paid prior to the date hereof), and (b) $18,750 shall be paid on the first anniversary of this Agreement.

           4.4 REIMBURSEMENT OF INCREASED COST TO LENDER. If any law, regulation or guideline, including, without limitation, any change in any law, regulation or guideline and/or in the interpretation or application thereof, or any order or ruling by any Governmental Authority, or compliance by Lender with any request or directive (whether or not having the force of law) of any Governmental Authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition (including, without limitation, under Regulation D issued by the Board of Governors of the Federal Reserve System) in respect of this Agreement or any of the Loans which results in an increased cost or reduced benefit to Lender in maintaining, making, issuing or renewing any Loan (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to

Lender resulting from such event), then Borrower shall pay to Lender from time to time upon demand additional amounts sufficient to compensate Lender for such increased costs or reduced benefits, together with interest on each such amount from a date ten (10) days after the date of such demand until payment in full thereof at the rate then applicable to such Loan. A certificate shall be provided to Buyer setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event and such certificate shall be conclusive as to the amount thereof, absent manifest error.

           4.5 OPTIONAL PREPAYMENTS OF EQUIPMENT LOANS.

                      (a) Borrower may, at any time and from time to time, prepay any Equipment Loan, in whole or in part, without premium or penalty, upon at least three (3) Banking Days' notice to Lender, specifying the date and amount of prepayment and which Equipment Loan(s), and if more than one, the amount of payment allocable to each.

                      (b) If a notice of prepayment is given by Borrower pursuant to Subsection 4.5(a) hereof, Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments pursuant to this Subsection 4.5(b) shall be in an aggregate principal amount of $10,000 or a whole multiple of $10,000 in excess thereof (or such lesser principal amount as may be outstanding with respect to each Equipment Loan being prepaid). Optional prepayments of any Equipment Loan shall be applied to installments of principal in the inverse order of the scheduled maturity of such installments.

           4.6 MANDATORY PREPAYMENTS OF LOANS.

                      (a) If the outstanding principal amount of Revolving Loans on any date exceeds the Revolving Credit Limit on such date or if the outstanding principal amount of Equipment Loans on any date exceeds the Equipment Credit Limit on such date, (i) such excess shall nevertheless constitute Obligations, be secured by the Collateral and be subject to the terms of this Agreement and (to the extent applicable) the other Loan Documents, and
(ii) Borrower shall make a prepayment of Loans in an amount equal to such excess.

                      (b) In the event that the Revolving Line of Credit is terminated in accordance with this Agreement, Borrower shall prepay the outstanding principal amount of all Equipment Loans.

                      (c) Each mandatory prepayment of a Loan shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment. Mandatory prepayments of any Equipment Loan shall be applied to installments of principal in the inverse order of their scheduled maturity.

           4.7 TERMINATION OF REVOLVING LINE OF CREDIT.

                      (a) Borrower shall have the right to terminate the Revolving Line of Credit only upon (i) giving thirty (30) days' prior written notice to Lender of the intended termination date, (ii) paying to Lender in full the principal and interest on the Loans and all other Obligations (which shall become due and payable on the stated termination date without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower), and (iii) paying to Lender any amounts due hereunder or under the other Loan Documents in connection with the prepayment of the Loans, including, without limitation, amounts due under Subsection 4.7(b) hereof.

                      (b) If Borrower elects to terminate the Revolving Line of Credit, Borrower shall pay to lender an additional fee equal to two percent (2%), if the Revolving Line of Credit is terminated prior to the first anniversary hereof, or one percent (1%), if the Revolving Line of Credit is terminated after the first but prior to the second anniversary hereof, of the average unpaid principal balance of the Revolving Loans during the six (6) months preceding such termination.

           4.8 MONTHLY STATEMENTS. Once each month Lender shall render a statement of account to Borrower showing the current status of principal and interest with respect to the outstanding Loans. The statement of account rendered by Lender shall be considered correct, accepted by Borrower and conclusively binding upon Borrower, unless Borrower gives Lender written notice to the contrary within ten (10) Banking Days after the sending of the statement by Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in reasonable detail the particulars of its basis for contending that Lender's statement is incorrect.


                             5. CONDITIONS PRECEDENT

           5.1 CONDITIONS TO INITIAL LOANS. The obligation of Lender to make the first Revolving Loan and to consider making any Equipment Loan is subject to the satisfaction of each of the conditions precedent listed on Exhibit C hereto.

           5.2 CONDITIONS TO ALL LOANS. The obligation of Lender to make each Revolving Loan after the first Revolving Loan and to make any Equipment Loan (in the event that, in its sole discretion, it agrees to make such Equipment Loan), is subject to the satisfaction of each of the following conditions precedent as of the date of the making of such Loan:

                      (a) Representations and Warranties. The representations and warranties made by Borrower in or pursuant to this Agreement or any other Loan Document, including any contained in any certificate or financial or other statement or other Document furnished at any time hereunder or thereunder or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date such Loan is requested to be made and is to be made (or if expressly applicable only to an earlier date, such as financial statements, as of such date).

                      (b) No Event of Default or Default. No Event of Default or event which, with the giving of notice, the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing (after giving effect to the Loans requested to be made) on the date such Loan is requested to be made and is to be made.

                      (c) Equipment Loans. With respect to each Equipment Loan that Lender has agreed to make, (i) Lender shall have received an Equipment Note, payable to the order of Lender conforming to requirements hereof and executed by a duly authorized officer of Borrower, and (ii) the other conditions specified in Subsection 3.5 hereof shall have been satisfied.

6. SECURITY INTERESTS; CROSS COLLATERALIZATION AND CROSS DEFAULT

           6.1 GRANT OF SECURITY INTERESTS. As security for the full and punctual payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations, whether pursuant to this Agreement or otherwise, Borrower hereby pledges, transfers and assigns to Lender (and its successors and assigns), and grants to Lender (and its successors and assigns) security interests in, (a) all of the Collateral now or hereafter owned by Borrower, wherever located and whether now existing or hereafter created, and
(b) all accessions and additions thereto, replacements and substitutions therefor, and all proceeds and products thereof. The security interest granted hereby, and all remedies and other rights stated or referred to in this Agreement or any other Loan Document, shall continue in full force and effect until the later of (i) the termination of the Revolving Line of Credit or (ii) the full, final and indefeasible payment and performance of the Obligations. Upon the termination of the security interest granted hereby in accordance with the terms hereof, Lender shall, promptly after requested in writing to do so by Borrower, execute and deliver to Borrower UCC-3 Termination Statements terminating all UCC-1 Financing Statements filed in connection with such security interest.

           6.2 CROSS DEFAULT; CROSS COLLATERALIZATION. Borrower hereby agrees that (a) all other agreements between Borrower and Lender or any of its affiliates are hereby amended so that a default under this Agreement is a default under all such other agreements, and a default under any one of such other agreements is a default under this Agreement, and (b) the Collateral under this Agreement and the other Loan Documents secures the Obligations and all other obligations now or hereafter outstanding under all other agreements between Borrower and Lender or any of its affiliates, and the collateral pledged under any such other agreement with Lender or any of its affiliates secures the Obligations.

           6.3 FURTHER ASSURANCES. Without limiting the generality of Section
8.14 hereof, Borrower shall execute and deliver such financing statements and other Documents (in form and substance reasonably satisfactory to Lender) and take such other actions as Lender may request from time to time in order to create, perfect or continue the security interests and other Liens provided for by this Agreement and the other Loan Documents under the UCC or other laws of the State of New Jersey or under any other state or federal law, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby or thereby. Borrower also hereby authorizes Lender to file any such financing or continuation statement, and all other types of Documents required to be filed to perfect any of the Liens granted herein, without the signature of Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

           6.4 COLLECTION AND REMITTANCE. Borrower covenants and agrees that at any time after being requested to do so by Lender (and at any time after the occurrence and during the continuance of an Event of Default, whether or not requested to do so by Lender), Borrower shall (a) receive in trust for and as the property of Lender all payments on Accounts, whether for the sale of goods or performance of services or otherwise, all other similar payments on Inventory, and all similar payments, in each case whether cash, checks, drafts, notes, acceptances or other forms of payment, and all chattel paper and (b) deliver such payments and chattel paper to Lender forthwith in the identical form in which received (except for its endorsement when required). Without limiting the generality of the preceding sentence, Borrower agrees that at any time after Lender requests Borrower to do so (and at any time after the occurrence and during the continuance of an Event of Default, whether or not requested to do so by Lender), Borrower shall deposit all cash, checks and other instruments related to an Account or otherwise related to the sale of products or the performance of services by Borrower into a blocked checking account at a branch of Lender local to Borrower on a daily basis and such deposits shall be applied to the balance of the Loans in such order as Lender elects.


                        7. REPRESENTATIONS AND WARRANTIES

           Borrower represents and warrants to Lender, knowing and intending that Lender will rely thereon in making the Loans, that the following statements are true and accurate:

           7.1 ORGANIZATION AND QUALIFICATION.

                      (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

                      (b) Borrower has the power and authority, and all necessary licenses and other authorizations, to own, lease, operate and encumber its properties and to carry on its business as now conducted or as reasonably anticipated to be conducted, and is duly qualified and in good standing in each jurisdiction wherein the nature of the property owned, leased or used or of the business conducted by Borrower requires such qualification.

           7.2 DUE AUTHORIZATION; NO DEFAULT.

                      (a) The execution, delivery and performance by Borrower of this Agreement, the Notes and the other Loan Documents are within Borrower's power and authority, have been duly authorized by all necessary action on the part of Borrower, and do not and will not (i) violate Borrower's Organizational Documents or any applicable regulation or law, or any judgment, order or decree of any Governmental Authority, (ii) constitute a material breach of, or other default under, any agreement or other Document to which Borrower is a party or by which Borrower may be subject, affected or bound (any consents required thereby having previously been obtained), or (iii) result in the imposition of any Lien or restriction on any assets of Borrower (except in favor of Lender).

                      (b) Borrower has delivered to Lender true and complete copies of Borrower's resolutions necessary to authorize the transactions contemplated by this Agreement, and of Borrower's Organizational Documents in effect on the date hereof, in each case certified by a duly authorized officer of Borrower.

                      (c) This Agreement, the Notes and each other Loan Document to which Borrower is a party have been duly executed and delivered on behalf of Borrower. This Agreement, the Notes and the other Loan Documents to which Borrower is a party are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

           7.3 NO GOVERNMENTAL CONSENT NECESSARY. Except as set forth on
Schedule 11 hereto and those which have been obtained or made and are in full force and effect, no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of, or the validity or enforceability of, this Agreement, the Notes or any other Loan Document.

           7.4 NO PROCEEDINGS. There are no pending or, to the best of Borrower's knowledge, threatened, claims, actions, proceedings or investigations before any arbitrator or Governmental Authority that may, singly or in the aggregate, have a Material Adverse Effect.

           7.5 FINANCIAL STATEMENTS.

                      (a) Each of the consolidated balance sheets (including related notes and schedules, if any) of Borrower as of December 31, 1994, December 31, 1995 and September 30, 1996, and the related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the two fiscal years ended December 31, 1994 and December 31, 1995, contained in documents filed, or required to be filed, by Borrower with the SEC, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied consistently throughout the periods involved, and fairly presented the consolidated financial position of Borrower and Oxford as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                      (b) Except as set forth in the consolidated balance sheet of Borrower and Oxford as at September 30, 1996 (the "Balance Sheet"), Borrower does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a consolidated balance sheet of Borrower, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet which would not, individually or in the aggregate, have a Material Adverse Effect.

                      (c) The one year projections of Borrower (copies of which are to be delivered to Lender pursuant to Section 8.15 hereof) will be based upon all information which is pertinent thereto, and to the best knowledge of Borrower, no facts will exist at the date of delivery thereof which would result in any material change in any of such projections or in any estimate reflected therein. Such projections will be based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, and will reflect the reasonable estimate of Borrower of the results of operations and other information projected therein. Subject to Section 15.10 hereof, Lender shall hold such projections confidential in accordance with its customary procedures in respect of confidential information.

                      (d) All other financial information, reports and other Documents furnished by Borrower to Lender prior to the date hereof are, and all other financial information, reports and other Documents hereafter furnished will be at the time the same are so furnished, true, accurate and complete in all material respects.

           7.6 NO CHANGE IN CONDITION; SOLVENCY.

                      (a) There has been no material adverse change in Borrower's condition (financial or otherwise), results of operations, assets or operations since September 30, 1996.

                      (b) After giving effect to the Loans to be made by Lender on the date hereof, Borrower's assets, at a fair valuation, exceed Borrower's liabilities (including, without limitation, contingent liabilities). Borrower is paying its debts as they become due and Borrower has capital and assets sufficient to carry on its business as now conducted and as reasonably anticipated to be conducted.

           7.7 COMPLIANCE WITH LAWS. Except as set forth in Schedule 13 hereto, Borrower is in compliance with all federal, state and local statutes, rules, regulations, orders and other provisions or requirements of law applicable to its ownership, lease or use of properties and its other assets, the conduct of its business and otherwise; Borrower has not received any written notice of violation of any of the foregoing; and Borrower is not in violation of any judgment, order or decree of any Governmental Authority or any arbitrator.

           7.8 NO OTHER VIOLATIONS. Borrower is not in violation of any term of its Organizational Documents, and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or both, or the occurrence of any other condition) (a) a breach of, or other default under, any agreement, undertaking, instrument or other Document to which Borrower is a party or by which Borrower or any of its property may be subject, affected or bound, except for failures which individually or in the aggregate would not have a Material Adverse Effect, or (b) the imposition of any Lien or restriction on any asset of Borrower.

           7.9 TAXES AND ASSESSMENTS. Except as set forth in Schedule 13 hereto, Borrower has filed all federal, state and local tax returns and other reports it is required to file on or prior to the date hereof (or has obtained valid, written extensions which are in full force and effect as to any not so filed). Borrower has paid all taxes, assessments and other governmental charges due and payable on or prior to the date hereof, and has made adequate provision for the payment of taxes, assessments and charges accrued but not yet payable, which provisions are reflected in the Balance Sheet. To the best of Borrower's knowledge, there is no deficiency or additional assessment in connection with any taxes, assessments or other governmental charges.

           7.10 ACCOUNTS. The amount represented by Borrower to Lender from time to time as owing by each Account debtor and by all Account debtors in respect of the Accounts and the proper aging therefor was, and at such time as it is hereafter given to Lender will be, the correct amount actually owing by each such Account debtor or debtors thereunder, with the aging therefor accurate in all material respects. No amount payable to Borrower under or in connection with any of the Accounts is evidenced by an instrument or chattel paper which has not been delivered to Lender and endorsed by Borrower in form and substance satisfactory to Lender. Each of the Accounts listed on the list of Accounts dated December 31, 1996, delivered to Lender meets the criteria for a Qualified Account, except as set forth in such list.

           7.11 BOOKS AND RECORDS. Borrower maintains its books and records relative to its Accounts, its Inventory, its Equipment and all other Collateral at the location listed on Schedule 1 hereto.

           7.12 LOCATION OF COLLATERAL. The Equipment (other than Portable Computer Equipment) and other tangible property constituting part of the Collateral is kept at the locations listed on Schedule 1 hereto. None of the Equipment or other tangible property constituting part of the Collateral is or will be, (a) located in or on any premises other than those identified in
Schedule 1 hereto, except that Portable Computer Equipment may be temporarily located in or on another premises, or (b) in the possession or under the control of a warehouseman or other Person. Schedule 1 hereto contains an accurate record of all landlords of premises leased by Borrower and of all mortgagees and similar holders of Liens in or on such premises. Borrower owns no real property except as set forth in Schedule 2 hereto.

           7.13 PLACES OF BUSINESS. The principal place of business and chief executive office of Borrower is located at the location specified as such in
Schedule 2 hereto. Borrower has not at any time within the past six (6) months preceding the execution of this Agreement maintained its principal place of business and chief executive office at any other location. Schedule 2 hereto lists all of the other offices or locations in or from which Borrower conducts any of its business or operations.

           7.14 OTHER NAME OR ENTITIES. Except as disclosed on Schedule 3 hereto, no part of Borrower's business is conducted through any corporate subsidiary, unincorporated association or other entity and Borrower has not, within the five (5) years preceding the date of this Agreement (a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any other Person or business.

           7.15 TITLE AND LIENS. Borrower has good and marketable title to all of the Collateral as sole owner thereof, free and clear of any Lien, except the Liens created by this Agreement and any Liens identified on Schedule 4 hereto. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith (other than those which have been made or obtained prior to the date hereof).

           7.16 PERFECTED FIRST PRIORITY LIENS. Upon the (a) filing of UCC-1 financing statements in the jurisdictions and offices listed on Schedule 5 hereto and the filing of the Trademark Security Agreement in the United States Patent and Trademark Office, the Liens granted in favor of Lender pursuant to this Agreement and pursuant to the other Loan Documents shall constitute perfected Liens on the Collateral in favor of Lender, which are prior to all other Liens on such Collateral (other than Permitted Liens) and which are enforceable as such against all creditors of and purchasers from Borrower, against any owner or occupier of the real property (subject to state law) where any of the Collateral is located and against any present or future creditor obtaining a Lien on such real property or personal property.

           7.17 ERISA AND OSHA.

                      (a) Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, as amended and/or recodified from time to time (the "Code") and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC"). Except for occurrences that individually or in the aggregate would result in a liability of Borrower less than $25,000, neither a "reportable event" as defined in Section 4043 of ERISA, nor a non-exempt "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an "ERISA Affiliate," and any such employee benefit plan being referred to hereinafter as a "Plan"). No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a)(3) of ERISA, which withdrawal would result in a liability of Borrower in excess of $25,000. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material unpaid liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

                      (b) Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other assets are in compliance with, in all material respects, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

           7.18 INSURANCE. The information respecting insurance listed on
Schedule 6 hereto, consisting of the name of the insurer, the face amount of such policy, the type of coverage provided for in such policy and the deductible therefor, is true and complete in all material respects. Each such insurance policy is in full force and effect and complies with the provisions of Subsections 8.7(a)(ii), (iii) and (iv) hereof.

           7.19 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 7 hereto, neither Borrower nor, to the best knowledge of Borrower, any other Person has ever caused or permitted any Hazardous Substance to be placed, held, located or disposed of, or otherwise engaged in any Environmental Activity from, on, under or at any real property owned, leased or otherwise occupied by Borrower, or any part thereof, in violation of any applicable Environmental Law, and none of such real property has been used (whether by Borrower or, to the best of Borrower's knowledge, by any other Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Substance or any other Environmental Activity, except in compliance with applicable Environmental Laws. Except as disclosed on Schedule 7 hereto, there are no pending claims or litigation or other Environmental Complaints, and Borrower has not received any written communication from any Person concerning the presence or possible presence of any Hazardous Substance or any other Environmental Activity at any of such real property or concerning any violation or alleged violation of any applicable Environmental Law.

           7.20 FEDERAL REGULATIONS. No part of the proceeds of any Revolving Loan or the Term Loan will be used, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is Borrower controlled by any such company.

           7.21 PROPRIETARY RIGHTS. Borrower owns, or has a valid license or sublicense in, all Patents, patent and know-how licenses, inventions, technology permits, Trademarks, copyrights, product designs, applications, formulae, processes and other intellectual property rights (collectively, "proprietary rights") used or useful in the operation of its business in the manner in which it is currently being or proposed to be conducted. Schedule 8 hereto lists all Patents owned by Borrower in its own name as of the date hereof. Schedule 9 hereto lists all Trademarks owned by Borrower in its own name as of the date hereof. To the best of Borrower's knowledge, there is no existing or threatened infringement or misappropriation of any proprietary rights of others by Borrower or of any proprietary rights of Borrower by others. Each Patent and Trademark of Borrower has not been abandoned and is subsisting, unexpired, and, to Borrower's knowledge, valid and enforceable. No Patent or Trademark is the subject of any licensing or franchise agreement. To Borrower's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority which would, or which seeks to, limit, cancel or question the validity of any of the Patents or Trademarks, and no such action or proceeding is pending.

           7.22 REPRESENTATIONS AND WARRANTIES TRUE, ACCURATE AND COMPLETE; CONFIRMATION.

                      (a) None of the representations, warranties or statements to Lender contained in this Agreement, in any of the other Loan Documents or in any other Document delivered to Lender in connection with the Collateral, this Agreement, any other Loan Document or any of the transactions contemplated hereby and thereby (including, without limitation, all forms, reports, and documents filed by Borrower with the SEC) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation, warranty or statement not misleading in light of the circumstances under which it is made. All of such representations, warranties and statements shall survive until full and final and indefeasible payment and performance of the Obligations.

                      (b) Borrower's acceptance of each Loan under this Agreement shall constitute a reaffirmation of the representations and warranties set forth in this Article 7 as of the date of such Loan. If requested by Lender, Borrower shall, as a precondition to such Loan, further confirm such matters by delivery of a certificate dated the day of such Loan and signed by a duly authorized officer of Borrower satisfactory to Lender.

           7.23 STOCK; SUBSIDIARIES. Since September 30, 1996, Borrower has not issued any other shares of its capital stock or any securities convertible into shares of its capital stock or any options, warrants or other rights to acquire such shares, except for options and stock purchase rights issued pursuant to and in accordance with the Company's Non-Employee Director Stock Option Plan and the Company's 1996 Stock Plan. Borrower has no subsidiaries except those listed in
Schedule 12 hereto.

           7.24 CONSUMMATION OF MERGER. The Merger of Oxford with and into Borrower has been duly consummated in accordance with the merger agreement executed in connection therewith and the plan of merger relating thereto, true and complete copies of which have been delivered to Lender.

           7.25 SEC FILINGS. Borrower has heretofore delivered to Lender true and complete copies of (i) Amendment No. 3 to Form SB-2, as filed with the SEC on August 30, 1996, Form SB-2, as filed with the SEC on November 21, 1996, Amendment No. 1 to Form SB-2, as filed with the SEC on November 26, 1996, a Prospectus dated September 27, 1996, and Form 10-QSB for the quarterly period ended September 30, 1996, all filed by Borrower, and (ii) all other reports or registration statements filed with the SEC, in each case as filed with the SEC. Borrower has filed all required forms, reports and documents with the SEC, all of which were prepared in accordance with the requirements of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.


                            8. AFFIRMATIVE COVENANTS

           Borrower covenants and agrees that, until full and final payment and performance of the Obligations and so long as the Revolving Line of Credit remains in effect, Borrower shall:

           8.1 MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications (including proprietary rights) necessary or desirable for its ownership, lease or use of properties or the conduct of its business.

           8.2 PAYMENT OF TAXES AND OTHER OBLIGATIONS.

                      (a) Pay before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, other than taxes, assessments and governmental charges being contested in good faith by appropriate proceedings and with respect to which Borrower has maintained adequate reserves in accordance with GAAP.

                      (b) Perform in all material respects all of its obligations under the terms of each mortgage, security agreement, debt instrument and other Contract by which it is bound or to which it is a party, other than obligations for the payment of money under Contracts with subcontractors of Borrower that are being contested in good faith and provided that the failure to timely satisfy such payment obligations could not, individually or in the aggregate, have a Material Adverse Effect.

           8.3 MAINTENANCE OF PROPERTIES. Maintain its properties and other assets in overall good working order and condition (ordinary wear and tear excepted).

           8.4 NOTICE OF ADVERSE EVENTS. Promptly notify Lender, in writing, of the occurrence or existence of any of the following: (a) any Event of Default or any event which, with the giving of notice, the lapse of time, or both, would become an Event of Default, (b) any matter or event which has resulted in, or may result in, a material adverse change in the condition (financial or otherwise), results of operations, assets or operations of Borrower, (c) any material claim, action, proceeding or investigation filed or instituted against, or relating to the operations of, Borrower, or any adverse determination in any material action, proceeding or investigation affecting Borrower, (d) any loss from casualty or theft in excess of $50,000, whether or not insured, affecting the assets of Borrower, or
(e) if any of the representations and warranties made by Borrower contained in this Agreement, or in any other Loan Document or any other Document delivered to Lender by or on behalf of Borrower in connection with this Agreement or any of the transactions contemplated hereby, ceases to be true, correct and complete.

           8.5 INFORMATION AND DOCUMENTS TO BE FURNISHED TO LENDER. Furnish to Lender in form and substance satisfactory to Lender:

                      (a) Annual Financial Statements. As soon as available, but in no event later than ninety (90) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such year, a consolidated and consolidating statement of income for such year, and consolidated and consolidating statements of changes in cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all notes and supporting schedules), audited by an independent certified public accountant reasonably satisfactory to Lender and certified by such independent certified public accountant, without qualification or exception, as presenting fairly the financial condition of Borrower and its consolidated subsidiaries as of the dates and the results of operations, changes in cash flow and changes in stockholders equity for the periods indicated and as having been prepared in accordance with GAAP. For purposes of this Agreement, Arthur Andersen LLP shall be deemed to be a certified public accountant satisfactory to Lender.

                      (b) Quarterly Financial Statements. As soon as available, but in no event later than forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such quarter, consolidated and consolidating statements of income for the three-month period and the portion of the fiscal year of Borrower ending at the end of such quarter, and consolidated and consolidating statements of changes in cash flows and changes in stockholders' equity for the three-month period and the portion of the fiscal year of Borrower ending at the end of such quarter (all in reasonable detail and with all notes and supporting schedules to the extent required to be included in Borrower's Form 10-Q or 10-QSB, as applicable), to the extent that they relate to dates or periods on or before June, 1998, reviewed by an independent certified public accountant reasonably satisfactory to Lender and in all cases prepared in accordance with GAAP.

                      (c) Monthly Financial Statements and Aging Schedules. As soon as available, but in no event later than twenty (20) days after the end of each month, (i) Borrower's monthly internally-generated balance sheet, income statement and statement of changes in cash flows (all prepared in reasonable detail and in accordance with GAAP); and (ii) Account and account payable aging reports (all prepared in reasonable detail and on a form acceptable to Lender). Subject to Section 15.10 hereof, Lender shall hold such monthly financial statements and Account and account payable aging reports confidential in accordance with its customary procedures in respect of confidential information.

                      (d) Borrowing Base Certificates. Within fifteen (15) days after the end of each month, a Borrowing Base Certificate as of the last Banking Day of such month, and at any time upon the request of Lender, a Borrowing Base Certificate as of the most recent date that such Borrowing Base Certificate may be calculated.

                      (e) Certificates Regarding Financial Statements.

                              (i) Concurrently with the delivery of the financial statements referred to in Subsection 8.5(a) and (b) hereof, and any other financial statement, report, compilation, tax return or other document with respect to which an independent certified public accountant performed services and rendered an opinion, a certificate of such independent certified public accountant in form and substance satisfactory to Lender stating that such independent certified public accountant acknowledges that Lender will rely on such financial statement, report, compilation, tax return or other document and that Borrower knows of the intended reliance by Lender.

                             (ii) Concurrently with the delivery of the financial statements referred to in Subsections 8.5(a) through 8.5(c) hereof, a certificate of the chief financial officer of Borrower (A) stating that to the best of his knowledge (after due inquiry of the responsible officers and employees of Borrower) no Event of Default or no default or other event which, with the giving of notice, the lapse of time, or both, would become an Event of Default has occurred except as specified in such certificate, (B) stating that all such financial statements (1) are complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments), (2) present fairly the financial condition of Borrower as of the dates indicated and the results of operations, changes in cash flow and changes in stockholders' equity for the periods indicated, as appropriate, and (3) have been prepared in accordance with GAAP, and (C) showing in detail the calculations supporting compliance with the covenants contained in Sections 9.18
           9.19 hereof and any other Section respecting financial covenants requested by Lender.

                      (f) ERISA Documents. Upon the request of Lender, any ERISA report, notice, return or other Documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the PBGC or any other appropriate Governmental Authority.

                      (g) Other Documents. Promptly after requested:

                              (i) a certificate executed by a the President or the Chief Financial Officer of Borrower satisfactory to Lender stating that to the best knowledge of such person (after due inquiry of the responsible officers and employees of Borrower) there then exists no Event of Default hereunder and no default or other event which, with the giving of notice, or the lapse of time, or both, would constitute an Event of Default;

                             (ii) all original and other Documents evidencing a right to payment, including, but not limited to, invoices, original orders, and shipping and delivery receipts;

                            (iii) at any time after requested to do so by Lender (and at any time after the occurrence and during the continuance of an Event of Default, whether or not requested to do so by Lender), daily reports of all of Borrower's Accounts, sales and collections in form satisfactory to Lender with such supporting Documents as Lender may reasonably require; and

                             (iv) such other Documents or information as Lender may reasonably request, including, without limitation, financial projections and cash flow analysis

                      (h) SEC Documents. As soon as available, true and complete copies of any report or statement mailed by Borrower to its stockholders generally or filed by Borrower with the SEC subsequent to the date hereof.

           8.6 ACCESS TO RECORDS AND PROPERTY. At any time and from time to time (and provided no Event of Default has occurred and is continuing, upon reasonable prior notice from Lender), at the request of Lender, give Lender and/or any representative of Lender access during normal business hours to inspect any of Borrower's assets (including, without limitation, all Collateral) and to examine, copy and make abstracts from any and all books, records and Documents in the possession of Borrower or any independent contractor relating to Borrower's affairs or the Collateral (including, without limitation, returns for federal income tax and other taxes).

           8.7 INSURANCE AT BORROWER'S EXPENSE.

                      (a) Liability and Property Insurance. Maintain at Borrower's expense with financially sound and reputable insurers, insurance in such amounts, with such deductibles and covering such risks (including, without limitation, fire, theft, public liability, property damage, business interruption, employee fidelity and workers' compensation insurance) as are sufficient and as are usually carried by companies engaged in the same or a similar business in the same general area; provided that the amount of such insurance in effect from time to time shall in no event be less than the replacement value of the insurable assets of Borrower. Such insurance shall be evidenced by policies (i) in form and substance reasonably satisfactory to Lender, (ii) designating Lender and its assigns as additional insureds or loss payees, as their interests may appear from time to time, with acceptable endorsements, (iii) containing a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any warranties or any negligence of Borrower or any other Person or any other action or omission shall not invalidate the insurance as to Lender and its assigns and (iv) requiring at least thirty (30) days' prior written notice to Lender and its assigns before cancellation or any material change shall be effective.

                      (b) Copies of Policies. Upon demand, deliver to Lender the original of each policy evidencing insurance required by this Section 8.7, together with evidence of payment of all premiums therefor.

                      (c) Notice and Proof of Loss. In the event of loss or damage, forthwith notify Lender and file proofs of loss satisfactory to Lender with the appropriate insurer, but without limiting the rights of Lender pursuant to Subsection 10.1(j) hereof.

                      (d) Use of Insurance Proceeds. Without limiting the rights of Lender pursuant to Subsection 10.1(j) hereof, (i) if no Event of Default has occurred and is continuing, forthwith upon receipt, endorse and deliver to Lender insurance proceeds relating to a loss in excess of $50,000, and (ii) if an Event of Default has occurred and is continuing, forthwith upon receipt, endorse and deliver to Lender insurance proceeds relating to any loss.

                      (e) No Obligation to Verify Policies. In no event shall Lender be required to ascertain the existence of or examine any insurance policy.

           8.8 PROCEEDS OF COLLATERAL. At any time when Borrower is required to take the actions set forth in Section 6.4 hereof, and subject to Lender's rights under any insurance policies maintained by Borrower pursuant to Subsection 8.7(a) hereof or any other Loan Document, forthwith upon receipt, pay to Lender all proceeds of Collateral, whereupon such proceeds shall become Lender's sole property.

           8.9 RECORDS. Maintain complete and accurate books and records of all its operations and assets, including, without limitation, records of the Collateral and the status of each of the Accounts.

           8.10 MAINTENANCE OF ACCOUNT AND BANKING RELATIONSHIPS. Borrower shall maintain a demand deposit account with Lender from which Lender shall be authorized, at its election and without demand or notice, to charge and withdraw all amounts that are then due to Lender as provided in Section 4.2 hereof. Borrower agrees to maintain its primary local banking deposits, including operating and/or checking accounts, with Lender for as long as a borrowing/lending relationship exists between Borrower and Lender.

           8.11 DELIVERY OF DOCUMENTS. If any proceeds of the Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, immediately deliver them to Lender appropriately endorsed in a manner satisfactory to Lender. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

           8.12 UNITED STATES CONTRACTS. If any of the Accounts arises out of a contract with the United States or any of its departments, agencies or instrumentalities, immediately notify Lender and if requested by Lender execute any Documents reasonably required by Lender in order that all money due or to become due under such contract shall be effectively assigned to Lender and proper notice of the assignment shall be given under the Federal Assignment of Claims Act.

           8.13 COMPLIANCE WITH LAWS. Comply in all material respects with all laws applicable to it and/or its assets.

           8.14 FURTHER ASSURANCES. From time to time, execute and deliver such further Documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement, the Notes and the other Loan Documents.

           8.15 PROJECTIONS. Borrower shall deliver to Lender, not later than
(a) January 31, 1997, consolidated income statement and cash flow projections for Borrower with respect to Borrower's 1997 fiscal year, and (b) January 31, 1998, consolidated income statement and cash flow projections for Borrower with respect to Borrower's 1998 fiscal year. Subject to Section 15.10 hereof, Lender shall hold such projections confidential in accordance with its customary procedures in respect of confidential information.


                              9. NEGATIVE COVENANTS

           Borrower covenants and agrees that, until full and final payment and performance of the Obligations and so long as the Revolving Line of Credit remains in effect, Borrower shall not, directly or indirectly:

           9.1 NO CONSOLIDATION, MERGER, ACQUISITION, LIQUIDATION. Enter into any merger, consolidation, reorganization or recapitalization; take any steps in contemplation of dissolution or liquidation; conduct any part of Borrower's business through any corporate subsidiary (other than the subsidiaries listed on Schedule 12 hereto), unincorporated association or other entity; or acquire the stock or assets of any Person, whether by merger, consolidation, purchase of stock or otherwise. Notwithstanding the foregoing, Borrower may make investments (by way of contributions to capital, acquisitions of stock (other than Margin Stock) or other equity interests or transfers of property), including those previously made (which Lender, based upon Borrower's representation, acknowledges totalled $513,000 as of December 31, 1996), in the subsidiaries listed on Schedule 12 hereto, in any new wholly-owned subsidiaries formed by Borrower after the date hereof and in Intelligroup Asia Private Limited in an aggregate amount not to exceed $2,000,000 (less the aggregate amount of loans and advances made pursuant to Section 9.5 hereof) at any time.

           9.2 DISPOSITION OF ASSETS OR COLLATERAL. Sell, lease, license, or otherwise transfer or dispose of any or all of the Collateral or other assets of Borrower other than (a) the sale or license of Inventory in the ordinary course of business, and (b) the disposition of used, worn-out or surplus property in the ordinary course of business.

           9.3 OTHER LIENS. Incur, create or permit to exist any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired, except (a) the Liens created by this Agreement and the other Loan Documents, (b) Liens identified on Schedule 4 hereto; provided that no such Lien is extended to cover any additional property after the date hereof and that the amount of indebtedness secured thereby, if any, is not increased after the date hereof,
(c) Liens for taxes, assessments or governmental charges not yet due or which are being contested in good faith by appropriate proceedings and with respect to which Borrower has maintained adequate reserves in accordance with GAAP, (d) pledges or deposits and liens under bonds required in connection with worker's compensation, unemployment insurance and other social security legislation, and
(e) additional Liens securing indebtedness permitted by Subsection 9.4(d) hereof (collectively, "Permitted Liens").

           9.4 OTHER LIABILITIES. Incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property or services, except (a) Obligations to Lender, (b) indebtedness and liabilities existing on the date of this Agreement and disclosed on Schedule 10 hereto, (c) trade and other accounts payable incurred in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than ninety (90) days, and (d) additional indebtedness for borrowed money incurred in the ordinary course of business and not exceeding $250,000 in an aggregate principal amount at any time outstanding.

           9.5 LOANS. Make loans, advances or other extensions of credit to any Person except (a) extensions of trade credit in the ordinary course of business,
(b) loans or advances to officers and employees of Borrower in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding, and (c) loans or advances to the subsidiaries listed on Schedule 12 hereto, any new wholly-owned subsidiaries formed by Borrower after the date hereof or Intelligroup Asia Private Limited in the ordinary course of business in an aggregate amount not to exceed $2,000,000 (less the aggregate amount of investments made by Borrower pursuant to the last sentence of Section 9.1 hereof) at any time outstanding. For the avoidance of doubt, payment of amounts due to any of the Persons described in clause (c) above on account of services performed for Borrower or goods delivered to

Borrower by such Persons in the ordinary course of business and otherwise in compliance with Section 9.8 hereof shall not be deemed to be loans or advances.

           9.6 GUARANTIES; CONTINGENT LIABILITIES. (a) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) that Borrower may guaranty, in accordance with Borrower's past practice, the relocation and similar start-up obligations of new employees of Borrower who have come to the United States to work for Borrower, in an aggregate amount not to exceed $100,000 (including those guarantees disclosed on Schedule 10 hereto), or (b) agree to maintain the working capital or net worth of any Person or to make investments in any Person (except for short-term investments of excess cash in instruments which are guaranteed in full, directly or indirectly, by the United States Government or the FDIC, or in United States government securities, which investments shall be made in instruments maturing less than 90 days from the date of such investment).

           9.7 DIVIDENDS AND OTHER DISTRIBUTIONS. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, or make any distribution of assets to its stockholders.

           9.8 TRANSACTIONS WITH AFFILIATES. Enter into any transactions, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate of Borrower unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of Borrower's business and are upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Borrower, or pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate of Borrower (other than reimbursement of travel and entertainment expenses incurred in the ordinary course of business to directors, officers or employees of Borrower).

           9.9 SALE OF INVENTORY. Sell any of the Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or return right.

           9.10 REMOVAL OF COLLATERAL. Remove, or cause or permit to be removed, any of the Collateral or other assets from the premises identified on Schedule 1 hereto, except for sales of Inventory in the ordinary course of business or the transfer of Collateral to another premises identified on Schedule 1 hereto.

           9.11 RESTRICTIONS REGARDING NOTES AND ACCOUNTS. Sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note or other instrument payable to it with or without recourse, except for collection without recourse in the ordinary course of business, or, other than in the ordinary course of business, grant any extension of the time of payment of any of the Accounts, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

           9.12 SETTLEMENTS. Compromise, settle or adjust any claim relating to any of the Collateral in a material amount, except as permitted by Section 9.11 hereof.

           9.13 MODIFICATION OF ORGANIZATIONAL DOCUMENTS. Change, alter or modify, or permit any change, alteration or modification of, its Organizational Documents in any manner that would adversely affect the rights of Lender hereunder and under the other Loan Documents or the ability of Borrower to perform its obligations hereunder and thereunder. Borrower shall provide at least five (5) days prior written notice to Lender of any change, alteration or modification permitted by this Section 9.13.

           9.14 CHANGE BUSINESS. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

           9.15 CHANGE OF LOCATION OR NAME. Change any of the following prior to giving Lender thirty (30) days written notice thereof: (a) the location stated in Schedule 1 hereto for the maintenance of the books and records relative to the Accounts and the other Collateral, (b) the location of the principal place of business and chief executive office of Borrower as stated in Schedule 2 hereto, or (c) the name under which Borrower conducts any of its business or operations.

           9.16 CHANGE OF ACCOUNTING PRACTICES. Change its present accounting principles or practices in any material respect, except as may be required by changes in GAAP.

           9.17 INCONSISTENT AGREEMENT. Enter into any agreement or other Document containing any provision that would be violated by the performance of any of Borrower's obligations under this Agreement or any other Loan Document.

           9.18 WORKING CAPITAL. Cause or permit Borrower's Working Capital (a) at each fiscal year end of Borrower subsequent to December 31, 1996 to be less than one hundred five percent (105%) of Borrower's Working Capital at the end of the previous fiscal year of Borrower, or (b) at any time to be less than ninety percent (90%) of Borrower's Working Capital at the end of the previous fiscal year of Borrower.

           9.19 MINIMUM TANGIBLE NET WORTH. Cause or permit Borrower's Tangible Net Worth (a) at the end of each fiscal year of Borrower to be less than one hundred eight percent (108%) of Borrower's Tangible Net Worth at the end of the previous fiscal year of Borrower, or (b) at any time to be less than ninety five percent (95%) of Borrower's Tangible Net Worth at the end of the previous fiscal year of Borrower.

           9.20 CAPITAL EXPENDITURES. Enter into any agreement to purchase and/or pay for, or become obligated to pay for, capital expenditures, long term leases, Capital Leases or sale lease-backs, in an amount at any time outstanding aggregating in excess of $750,000 (for Borrower, without its consolidated subsidiaries) during any fiscal year of Borrower.

           9.21 HAZARDOUS SUBSTANCES. Release, discharge or otherwise dispose of, or permit the manufacture, storage, transmission or presence of, any Hazardous Substances, or otherwise cause or permit any Environmental Activity to be conducted or exist at, over or upon any real property owned, leased or otherwise occupied by Borrower (a) which constitutes a violation of any Environmental Law or (b) which may be harmful or create a foreseeable risk of unreasonable harm to public health or welfare or to natural resources.

                         10. ADDITIONAL POWERS OF LENDER

           10.1 POWERS OF ATTORNEY. Borrower hereby constitutes and appoints Lender (and any employee or agent of Lender), with full power of substitution, its true and lawful attorney and agent in fact to take any or all of the actions described below in Lender's or Borrower's name and at Borrower's expense:

                      (a) Evidence of Liens. Lender may execute such financing statements and other documents and take such other actions as Lender deems necessary or proper in order to create, perfect or continue the security interests and other Liens provided for by this Agreement or any other Loan Document, and Lender may file the same (or a photocopy of this Agreement or of any financing statement signed by Borrower) in any appropriate governmental office.

                      (b) Preservation of Collateral. Lender may take any and all action that it deems necessary or proper to preserve its interest in the Collateral, including, without limitation, the payment of debts of Borrower that might impair any of the Collateral or Lender's security interest therein (including the priority of Lender's security interest therein), the purchase of insurance on any Collateral, any amounts paid to any landlord of Borrower arising from or otherwise relating to any Document executed by any such landlord in connection with this Agreement, the repair or safeguarding of any Collateral, or the payment of taxes, assessments or other Liens thereon. All sums so expended by Lender shall constitute Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

                      (c) Lender's Right to Cure. In the event Borrower fails to perform any of its Obligations, then Lender may perform the same but shall not be obligated to do so. All sums expended by Lender under this Subsection 10.1(c) shall constitute Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

                      (d) Verification of Accounts. Lender may make test verifications of any and all Accounts and Inventory in any manner and through any medium Lender considers advisable, and Borrower shall render any assistance reasonably requested by Lender.

                      (e) Collections; Modification of Terms. Upon the occurrence and during the continuance of any Event of Default, Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including, without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the Liens granted under any of the Loan Documents.

                      (f) Notification of Account Debtors. Borrower, at the request of Lender, shall notify the Account debtors of Lender's security interest in its Accounts. Upon the occurrence and during the continuance of any Event of Default, Lender may notify the Account debtors on any of the Accounts to make payment directly to Lender (including pursuant to the form of letter delivered by Borrower to Lender), and Lender may endorse all items of payment received by it that are payable to Borrower; until such time as Lender elects to exercise such right of notification (and subject to Lender's rights under Section 6.4 hereof), Borrower is authorized to collect and enforce the Accounts.

                      (g) Notification as to Inventory. Lender may notify any bailee of any Inventory of Lender's security interest therein.

                      (h) Endorsements. Lender may endorse Borrower's name on checks, notes, acceptances, drafts, invoices, bills of lading and any other Documents requiring Borrower's endorsement.

                      (i) Mails. Upon the occurrence and during the continuance of any Event of Default, Lender may notify the postal authorities to deliver all mail, parcels, and other material addressed to Borrower to Lender at such address as Lender may direct, and Lender may open and deal with same as it deems necessary or proper.

                      (j) Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse its own name and Borrower's name on any checks or drafts constituting insurance proceeds.

           10.2 IRREVOCABILITY; LENDER'S DISCRETION. Borrower covenants and agrees that any action described in Section 10.1 hereof may be taken at Lender's sole and absolute discretion, at any time and from time to time, and (except as may be stated specifically to the contrary in Section 10.1 hereof with respect to any power) whether prior or subsequent to an Event of Default, and Borrower hereby ratifies and confirms all actions so taken. Borrower further covenants and agrees that the powers of attorney granted by Section 10.1 hereof are coupled with an interest and shall be irrevocable until full and final payment and performance of the Obligations and until the Line of Credit in no longer in effect; that said powers are granted solely for the protection of Lender's interest and Lender shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Lender's discretion; and that neither Lender nor any of its directors, officers, employees or agents shall be liable for any act of omission or commission, or for any mistake or error of judgment, in connection with any such powers.

                              11. EVENTS OF DEFAULT

           The occurrence of any of the following shall constitute an "Event of Default":

           11.1 FAILURE TO PAY. Borrower fails to pay when due (a) any principal of or interest on any Loan, whether on any principal payment date, required prepayment dates, by acceleration or otherwise and any fees and expenses, or (b) any other Obligation, which failure to pay any other Obligation continues after any applicable grace period.

           11.2 FAILURE TO PERFORM OR OBSERVE COVENANTS. Borrower fails to perform or observe any other covenant, term or condition contained in this Agreement or any other Loan Document (other than those described in Section 11.1 hereof).

           11.3 FALSE REPRESENTATION OR WARRANTY. Any representation, warranty or statement by Borrower contained in this Agreement, any other Loan Document or any other Document delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated hereby or reaffirmed (or hereby deemed reaffirmed) is or was when made or reaffirmed (or deemed reaffirmed) incorrect in any material respect.

           11.4 SECURITY. Lender shall not have as of the date hereof or shall at any time hereafter cease to have a valid and perfected first priority Lien in all of the Collateral (subject, as to first priority, to the Permitted Liens), including, without limitation, that the grant of the security interests in this Agreement or the Trademark Security Agreement shall never have been effective or shall cease to be effective to grant to Lender (or Lender shall otherwise not have obtained or cease to have) a first priority lien in all of the Collateral (subject, as to first priority, to the Permitted Liens).

           11.5 LOAN DOCUMENTS. Any of the following occurs: (a) this Agreement or any other Loan Document shall not have been, as of the date hereof or ceases to be, valid, effective and enforceable in any material respect, as reasonably determined by Lender; or (b) Borrower asserts that this Agreement or any other Loan Document shall not have been as of the date hereof, or shall have ceased to be, valid, effective and enforceable in any material respect.

           11.6 CROSS DEFAULT; DEFAULT ON OTHER DEBT. (a) Any other default (which has not been waived) by any other Person on or with respect to any of the Obligations (other than under the Loan Documents) occurs, or (b) any default (which has not been waived) occurs under any other indebtedness or other obligation of Borrower, or of any guarantor of any of the Obligations, in an aggregate principal amount of $250,000 or more to any one or more third parties, that entitles any such third party to declare such indebtedness or other obligation due prior to its date of maturity.

           11.7 CESSATION OF BUSINESS. (a) Borrower ceases to do business as a going concern; or (b) the termination, suspension or loss of any license or leasehold interest which results in Borrower having to cease a substantial part of its operations by reason of such termination, suspension or loss for a period of more than thirty (30) consecutive days.

           11.8 CHANGE IN CONDITION. There occurs any material change in the condition or affairs, financial or otherwise, of Borrower or of any endorser, guarantor or surety for any of the Obligations, which in the opinion of Lender impairs Lender's security or materially and adversely affects its risks (including, without limitation, the termination of any one or more material Contracts with respect to Borrower's business).

           11.9 LIQUIDATION OR DISSOLUTION. Without limiting the generality of
Section 11.10 hereof, Borrower takes any action to authorize its liquidation or dissolution or suffers any liquidation or dissolution.

           11.10 INABILITY TO PAY DEBTS; BANKRUPTCY OR INSOLVENCY. Any one or more of the following occur: (a) Borrower shall commence any case, proceeding or other action (collectively, "Proceeding") (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition with creditors or other similar relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors or a bulk sale; (b) there shall be commenced against Borrower any Proceeding of a nature referred to in clause (i) above which (A) results either in the entry of an order for relief ("Order") or an appointment and any such Order or appointment remains undismissed in a manner reasonably satisfactory to Lender ("Undismissed") for a period of sixty (60) days; the foregoing shall include the commencement against Borrower of any Proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an Order for any such relief which remains Undismissed in a manner reasonably satisfactory to Lender for sixty (60) days; or (c) Borrower takes any action substantially in furtherance of, or expressly authorizing or indicating its consent to, approval of or acquiescence in or expressly proposes to take any of the acts set forth in clause (a) or (b) above; or (d) Borrower shall generally not be able to or fail to, or shall expressly admit in writing its inability to, pay its debts generally as they become due.

           11.11 JUDGMENTS. One or more judgments or orders for the payment of money exceeding $100,000 in the aggregate are rendered against Borrower, and any such judgment or order continues unsatisfied and not effectively and continuously stayed within thirty (30) days of such judgment or order.

           11.12 ERISA. With respect to any Plan, there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could in the opinion of Lender subject Borrower to any tax, penalty or other liability that might, singly or in the aggregate, have a Material Adverse Effect: (a) a "reportable event" as defined in Section 4043 of ERISA, (b) a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, (c) the termination of any Plan or filing of notice of intention to terminate, (d) the institution by the PBGC of proceedings to terminate, or to appoint a trustee to administer, any Plan, or circumstances that constitute grounds for any such proceedings, (e) the complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer Plan, (f) an accumulated funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the PBGC.

           11.13 CHANGE IN MANAGEMENT OR OWNERSHIP. (a) Mr. Ashok Pandey or either of Mr. Rajkumar Koneru or Mr. Nagarjun Valluripalli shall cease to hold the office with Borrower that he currently holds and shall cease to be directly involved in the day-to-day operations and management of Borrower, or (b) at any time Mr. Ashok Pandey, Mr. Rajkumar Koneru and Mr. Nagarjun Valluripalli cease to collectively own less than thirty-eighty percent (38%) of each class of the issued and outstanding voting stock of Borrower or any such person owns less than ten percent (10%) of each class of the issued and outstanding voting stock of Borrower.

                                  12. REMEDIES

           12.1 RIGHTS IN GENERAL. Automatically upon the occurrence of an Event of Default described in Section 11.10 hereof, and at the option of Lender, upon the occurrence of any other Event of Default, (a) the Revolving Line of Credit and all provisions for the making of additional Revolving Loans under this Agreement shall terminate, (b) the principal and interest of the Loans and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided for in this Agreement and any other Loan Document, all rights and remedies of a secured party under the UCC, and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity. The phrase "upon occurrence and during the continuance of any Event of Default" and similar phrases shall not imply in any manner that Borrower have the right to cure any Event of Default after Lender has declared an Event of Default.

           12.2 SPECIFIC RIGHTS REGARDING COLLATERAL. In addition to the rights as stated generally in Section 12.1 hereof (and without limitation thereof), Borrower agrees that, upon the occurrence of an Event of Default, Lender shall be entitled to the rights and remedies, and Borrower shall have the obligations, set forth below:

                      (a) Lender may enter upon the premises where any of the Collateral is located and take possession thereof and, at Lender's option, remove or sell in place any or all thereof.

                      (b) Upon notice from Lender, Borrower shall promptly at its expense assemble any or all of the Collateral and make it available at a reasonably convenient place designated by Lender.

                      (c) Lender may, with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such Persons, for cash or credit or for future delivery and upon such other terms, as Lender may in its discretion deem best in each such matter. The purchaser of any of the Collateral at any such sale shall hold the same free of any equity of redemption or other right or claim of Borrower, all of which, together with all rights of stay, exemption or appraisal under any statute or other law now or hereafter in effect, Borrower hereby unconditionally waives to the fullest extent permitted by law. If any of the Collateral is sold on credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Lender may resell such Collateral if it retains the right to do so.

                      (d) Borrower hereby further agrees that notice of the time and place of any public sale, or of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice
(i) is delivered not less than five (5) Banking Days prior to the date of the sale, disposition or other action to which the notice relates, or (ii) is mailed (by ordinary first class mail, postage prepaid) not less than five (5) Banking Days prior thereto. Lender shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place previously fixed therefor, and such sale, disposition or action may be held or accomplished at any times or places to which the same may be so adjourned or postponed.

                      (e) Lender may purchase any or all of the Collateral at any public sale. Lender may purchase at private sale any of the Collateral that is of a type customarily sold in a recognized market or the subject of widely distributed price quotations or otherwise unless prohibited by law. Lender may make payment of the purchase price for any Collateral by credit against the then outstanding amount of the Obligations.

                      (f) Lender may at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Obligations.

                      (g) Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

                      First: To the expenses of collecting, enforcing, safeguarding, holding and disposing of the Collateral, and to other expenses of Lender in connection with the enforcement of this Agreement and any other Loan Document (including, without limitation, court costs and the fees and expenses of accountants, appraisers and in-house and outside attorneys), together with interest at the Default Rate from the respective dates such sums are expended;

                      Second: Any surplus then remaining to the payment of interest and principal of the Loans and other sums payable as part of the Obligations, in such order as Lender elects; and

                      Third: Any surplus then remaining to Borrower or whoever may be lawfully entitled thereto.

           12.3 SET-OFF. Borrower further agrees that:

                      (a) Upon the occurrence of an Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply (or cause any affiliate of Lender to set off and apply) any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or such affiliate to or for the credit or the account of Borrower, against any or all of the Obligations now or hereafter existing under this Agreement, any Note or otherwise, irrespective of whether or not Lender shall have made any demand and although such Obligations may be unmatured.

                      (b) If any other lender has participated or hereafter participates with Lender with respect to any of the Obligations, Borrower hereby authorizes such participating lender disclosed to them prior to set-off, upon the occurrence of any Event of Default, immediately and without notice or other action, at the request of Lender, to set off against any of Borrower's Obligations to Lender any deposits held or money owed by such participating lender in any capacity to Borrower, whether or not due, and to remit the money set off to Lender.

                      (c) The rights stated in this Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Lender or any participating lender may have.

           12.4 CUMULATIVE REMEDIES; NO WAIVER BY LENDER. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available to Lender by agreement or at law or in equity. No express or implied waiver by Lender of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder and/or under any other Loan Document upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right.

           12.5 WAIVERS AND CONSENTS RELATING TO REMEDIES. In connection with any action or proceeding arising out of or relating in any way to this Agreement, any other Loan Document, any of the Loans, any of the Collateral, or any act or omission relating to any of the foregoing:

                      (a) BORROWER AND LENDER WAIVE THE RIGHT TO TRIAL BY JURY;

                      (b) Borrower and Lender consent to the non-exclusive jurisdiction of any court of the State of New Jersey and of any federal court located in New Jersey, and waive any right to object to such court as an inconvenient forum;

                      (c) Borrower waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as Lender may elect, by certified mail directed to Borrower at the location provided for notices to Borrower under this Agreement or, in the alternative, in any other form or manner permitted by law;

                      (d) Borrower agrees that all of the Collateral constitutes equal security for all of the Obligations, and agrees that Lender shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Lender shall determine in its sole and absolute discretion, free of any requirement for the marshalling of assets or other restriction upon Lender in dealing with the Collateral; and

                      (e) Borrower agrees that Lender may at Lender's election proceed directly against Borrower for collection of any or all of the Obligations without first selling, retaining or otherwise dealing with any of the Collateral.

           12.6 ADDITIONAL WAIVERS AND CONSENTS OF BORROWER To the fullest extent permitted by law, Borrower (a) waives demand, presentment, notice of dishonor or protest under any Document evidencing or otherwise relating to the Collateral and/or under or in connection with this Agreement and/or any other Loan Document; and (b) consents to any of the following by Lender: (i) any extension, postponement of time of payment or other indulgence, (ii) any substitution, exchange or release of Collateral, (iii) any addition to, or release of, any Person primarily or secondarily liable for any of the Obligations, and (iv) after the occurrence and during the continuance of an Event of Default, any acceptance of partial payments on any Accounts or Documents and the settlement, compromising or adjustment thereof.

                          13. COSTS, EXPENSES AND TAXES

                      (a) Borrower agrees to pay to Lender, upon the closing of this Agreement, and otherwise on demand, all costs and expenses incurred by Lender in connection with (i) the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any amendments or modifications thereto, and (ii) collecting any Loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement or any other Loan Document, including reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

                      (b) Borrower agrees to pay any and all stamp, excise and other taxes payable or determined to be payable in connection with the execution, delivery or performance of this Agreement or any other Loan Document, and to pay on demand all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.


                         14. INDEMNIFICATION BY BORROWER

           Borrower agrees to indemnify each of Lender, its directors, officers and employees and each legal entity, if any, who controls Lender (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all reasonable fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or any other Loan Document by any Person (including any person or entity claiming derivatively on behalf of Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of any Loan; provided, however, that the foregoing indemnity agreement shall not apply to the extent such claims, damages, losses, liabilities and expenses are solely attributable to an Indemnified Party's gross negligence or willful misconduct. Borrower's obligations under this Article 14 shall survive the repayment of the Obligations and the termination of this Agreement and the other Loan Documents.

                                15. MISCELLANEOUS

           15.1 ENTIRE AGREEMENT; AMENDMENTS; LENDER'S CONSENT. This Agreement (including the Exhibits and Schedules hereto) and the other Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions among the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender (and Borrower, in the case of amendments), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. To the extent this Agreement and any other Loan Document are actually inconsistent, this Agreement shall control.

           15.2 NOTICES. All notices and other communications relating to this Agreement or any other Loan Document (unless otherwise specified therein) to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, postage prepaid certified mail, return receipt requested, or one business day after delivery to a nationally recognized overnight courier service (against a signed receipt) or, in the case of telecopy notice, when sent and confirmed as received, addressed as follows:

           If to Lender:       PNC Bank, National Association
                               Two Tower Center Boulevard
                               East Brunswick, New Jersey 08816
                               Attention:  Commercial Finance Department
                               Telecopy:  (908) 220-4393

           with a copy to:     Sills Cummis Zuckerman Radin
                                 Tischman Epstein & Gross, P.A.
                               One Riverfront Plaza
                               Newark, New Jersey 07102-5400
                               Attention:  Frederic M. Tudor, Esq.
                               Telecopy:  (201) 643-6500

           If to Borrower:     Intelligroup, Inc.
                               517 Route One South
                               Iselin, New Jersey 08830
                               Attention: Mr. Robert M. Olanoff, Chief
                                 Financial Officer
                               Telecopy: (908) 634-2267

           with a copy to:     Buchanan Ingersoll
                               500 College Road East
                               Princeton, New Jersey 08540
                               Attention:  David Sorin, Esq.
                               Telecopy:  (609) 520-0360
or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice. Notwithstanding the foregoing, notices and other communications to Lender pursuant to Subsections 2.3, 3.4 and
4.7 hereof shall not be effective until received.

           15.3 BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. Borrower consents to Lender's sale of participations, assignment, transfer or other disposition, at any time or times, of this Agreement, any Note or any other Loan Document or any portion hereof or thereof, or of any right, obligation or other interest herein or therein. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New Jersey without giving effect to the principles of conflicts of laws.

           15.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

           15.5 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction and each provision which is not wholly enforceable shall be enforced to the maximum extent permitted by law.

           15.6 TABLE OF CONTENTS; HEADINGS; TERMINOLOGY. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect. Amendments of Documents shall include extensions, renewals and consolidations thereof.

           15.7 EXHIBITS AND SCHEDULES. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

           15.8 LIMITATION OF LIABILITY. No claim may be made by Borrower or any other Person against Lender and/or any director, officer, employee, attorney, or agent of Lender for any special, indirect or consequential damages in respect of any claim for breach of contract arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

           15.9 FURTHER ACKNOWLEDGMENTS AND AGREEMENTS OF BORROWER AND LENDER. Borrower and Lender acknowledge and agree that they (i) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits attached hereto and any and all other documents and items as they or their counsel have deemed appropriate, and (ii) have entered into this Agreement and have executed the closing documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel, including, without limitation with respect to the risks and benefits of the waiver of the right to a jury trial and the other waivers of rights contained in this Agreement.

           15.10 DISCLOSURE OF FINANCIAL INFORMATION. Lender and its affiliates are hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Lender or any such affiliate or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender or any such affiliate to Borrower or pursuant to legal process.

           IN WITNESS WHEREOF, the undersigned have caused these presents to be executed by their proper corporate officers and sealed with their seal the day and year first above written.


ATTEST:                                     INTELLIGROUP, INC.



By:                                         By:
   -------------------------------             --------------------------------
   Robert M. Olanoff,                          Ashok Pandey, President and
    Secretary                                   Chief Executive Officer


                                            PNC BANK, NATIONAL
                                             ASSOCIATION



                                            By:
                                               --------------------------------
                                               David Raphaels,
                                                Vice President

                                TABLE OF CONTENTS

1. DEFINITIONS....................................................................................................1
           1.1 DEFINED TERMS......................................................................................1
           1.2 OTHER DEFINITIONAL PROVISIONS......................................................................8


2. REVOLVING LOANS................................................................................................8
           2.1 AMOUNT OF REVOLVING LOANS..........................................................................8
           2.2 REVOLVING NOTE.....................................................................................8
           2.3 PROCEDURE FOR REVOLVING LOAN BORROWINGS............................................................9
           2.4 OVERDRAFTS.........................................................................................9
           2.5 USE OF PROCEEDS....................................................................................9


3. EQUIPMENT LOANS................................................................................................9
           3.1 AMOUNT ............................................................................................9
           3.2 EQUIPMENT NOTES....................................................................................9
           3.3 PRINCIPAL PAYMENTS.................................................................................9
           3.4 PROCEDURE FOR EQUIPMENT LOAN BORROWINGS...........................................................10
           3.5 CERTAIN CONDITIONS TO EQUIPMENT LOAN BORROWINGS...................................................10
           3.6 SHIPPED EQUIPMENT.................................................................................10
           3.7 NOT A FIXTURE.....................................................................................10
           3.8 USE OF PROCEEDS...................................................................................11


4. INTEREST RATE PROVISIONS, FEES, PAYMENTS, MONTHLY
           STATEMENTS............................................................................................11
           4.1 INTEREST RATES AND PAYMENT DATES..................................................................11
           4.2 PAYMENTS, CHARGES TO ACCOUNTS, AND COMPUTATIONS...................................................11
           4.3 FACILITY FEE......................................................................................12
           4.4 REIMBURSEMENT OF INCREASED COST TO LENDER.........................................................12
           4.5 OPTIONAL PREPAYMENTS OF EQUIPMENT LOANS...........................................................13
           4.6 MANDATORY PREPAYMENTS OF LOANS....................................................................13
           4.7 TERMINATION OF REVOLVING LINE OF CREDIT...........................................................13
           4.8 MONTHLY STATEMENTS................................................................................14


5. CONDITIONS PRECEDENT..........................................................................................14
           5.1 CONDITIONS TO INITIAL LOANS.......................................................................14
           5.2 CONDITIONS TO ALL LOANS...........................................................................14


6. SECURITY INTERESTS; CROSS COLLATERALIZATION AND CROSS
           DEFAULT...............................................................................................15
           6.1 GRANT OF SECURITY INTERESTS.......................................................................15
           6.2 CROSS DEFAULT; CROSS COLLATERALIZATION............................................................15
           6.3 FURTHER ASSURANCES................................................................................15
           6.4 COLLECTION AND REMITTANCE.........................................................................15


7. REPRESENTATIONS AND WARRANTIES................................................................................16

           7.1 ORGANIZATION AND QUALIFICATION....................................................................16
           7.2 DUE AUTHORIZATION; NO DEFAULT.....................................................................16
           7.3 NO GOVERNMENTAL CONSENT NECESSARY.................................................................16
           7.4 NO PROCEEDINGS....................................................................................17
           7.5 FINANCIAL STATEMENTS..............................................................................17
           7.6 NO CHANGE IN CONDITION; SOLVENCY..................................................................17
           7.7 COMPLIANCE WITH LAWS..............................................................................18
           7.8 NO OTHER VIOLATIONS...............................................................................18
           7.9 TAXES AND ASSESSMENTS.............................................................................18
           7.10 ACCOUNTS.........................................................................................18
           7.11 BOOKS AND RECORDS................................................................................18
           7.12 LOCATION OF COLLATERAL...........................................................................18
           7.13 PLACES OF BUSINESS...............................................................................19
           7.14 OTHER NAME OR ENTITIES...........................................................................19
           7.15 TITLE AND LIENS..................................................................................19
           7.16 PERFECTED FIRST PRIORITY LIENS...................................................................19
           7.17 ERISA AND OSHA...................................................................................20
           7.18 INSURANCE........................................................................................20
           7.19 ENVIRONMENTAL MATTERS............................................................................20
           7.20 FEDERAL REGULATIONS..............................................................................21
           7.21 PROPRIETARY RIGHTS...............................................................................21
           7.22 REPRESENTATIONS AND WARRANTIES TRUE, ACCURATE AND COMPLETE;
                      CONFIRMATION...............................................................................21
           7.23 STOCK; SUBSIDIARIES..............................................................................21
           7.24 CONSUMMATION OF MERGER...........................................................................22
           7.25 SEC FILINGS......................................................................................22


8. AFFIRMATIVE COVENANTS.........................................................................................22
           8.1 MAINTENANCE OF EXISTENCE AND QUALIFICATIONS.......................................................22
           8.2 PAYMENT OF TAXES AND OTHER OBLIGATIONS............................................................22
           8.3 MAINTENANCE OF PROPERTIES.........................................................................22
           8.4 NOTICE OF ADVERSE EVENTS..........................................................................22
           8.5 INFORMATION AND DOCUMENTS TO BE FURNISHED TO LENDER...............................................23
           8.6 ACCESS TO RECORDS AND PROPERTY....................................................................25
           8.7 INSURANCE AT BORROWER'S EXPENSE...................................................................25
           8.8 PROCEEDS OF COLLATERAL............................................................................26
           8.9 RECORDS...........................................................................................26
           8.10 MAINTENANCE OF ACCOUNT AND BANKING RELATIONSHIPS.................................................26
           8.11 DELIVERY OF DOCUMENTS............................................................................26
           8.12 UNITED STATES CONTRACTS..........................................................................26
           8.13 COMPLIANCE WITH LAWS.............................................................................26
           8.14 FURTHER ASSURANCES...............................................................................26
           8.15 PROJECTIONS......................................................................................26


9. NEGATIVE COVENANTS............................................................................................26
           9.1 NO CONSOLIDATION, MERGER, ACQUISITION, LIQUIDATION................................................27
           9.2 DISPOSITION OF ASSETS OR COLLATERAL...............................................................27
           9.3 OTHER LIENS.......................................................................................27
           9.4 OTHER LIABILITIES.................................................................................27
           9.5 LOANS  ...........................................................................................27
           9.6 GUARANTIES; CONTINGENT LIABILITIES................................................................28

           9.7 DIVIDENDS AND OTHER DISTRIBUTIONS.................................................................28
           9.8 TRANSACTIONS WITH AFFILIATES......................................................................28
           9.9 SALE OF INVENTORY.................................................................................28
           9.10 REMOVAL OF COLLATERAL............................................................................28
           9.11 RESTRICTIONS REGARDING NOTES AND ACCOUNTS........................................................28
           9.12 SETTLEMENTS......................................................................................28
           9.13 MODIFICATION OF ORGANIZATIONAL DOCUMENTS.........................................................29
           9.14 CHANGE BUSINESS..................................................................................29
           9.15 CHANGE OF LOCATION OR NAME.......................................................................29
           9.16 CHANGE OF ACCOUNTING PRACTICES...................................................................29
           9.17 INCONSISTENT AGREEMENT...........................................................................29
           9.18 WORKING CAPITAL..................................................................................29
           9.19 MINIMUM TANGIBLE NET WORTH.......................................................................29
           9.20 CAPITAL EXPENDITURES.............................................................................29
           9.21 HAZARDOUS SUBSTANCES.............................................................................29


10. ADDITIONAL POWERS OF LENDER..................................................................................30
           10.1 POWERS OF ATTORNEY...............................................................................30
           10.2 IRREVOCABILITY; LENDER'S DISCRETION..............................................................31


11. EVENTS OF DEFAULT............................................................................................31
           11.1 FAILURE TO PAY...................................................................................31
           11.2 FAILURE TO PERFORM OR OBSERVE COVENANTS..........................................................31
           11.3 FALSE REPRESENTATION OR WARRANTY.................................................................31
           11.4 SECURITY.........................................................................................32
           11.5 LOAN DOCUMENTS...................................................................................32
           11.6 CROSS DEFAULT; DEFAULT ON OTHER DEBT.............................................................32
           11.7 CESSATION OF BUSINESS............................................................................32
           11.8 CHANGE IN CONDITION..............................................................................32
           11.9 LIQUIDATION OR DISSOLUTION.......................................................................32
           11.10 INABILITY TO PAY DEBTS; BANKRUPTCY OR INSOLVENCY................................................33
           11.11 JUDGMENTS.......................................................................................33
           11.12 ERISA...........................................................................................33
           11.13 CHANGE IN MANAGEMENT OR OWNERSHIP...............................................................33


12. REMEDIES.....................................................................................................34
           12.1 RIGHTS IN GENERAL................................................................................34
           12.2 SPECIFIC RIGHTS REGARDING COLLATERAL.............................................................34
           12.3 SET-OFF..........................................................................................35
           12.4 CUMULATIVE REMEDIES; NO WAIVER BY LENDER.........................................................36
           12.5 WAIVERS AND CONSENTS RELATING TO REMEDIES........................................................36
           12.6 ADDITIONAL WAIVERS AND CONSENTS OF BORROWER......................................................36


13. COSTS, EXPENSES AND TAXES....................................................................................37


14. INDEMNIFICATION BY BORROWER..................................................................................37

15. MISCELLANEOUS................................................................................................38
           15.1 ENTIRE AGREEMENT; AMENDMENTS; LENDER'S CONSENT...................................................38
           15.2 NOTICES..........................................................................................38
           15.3 BINDING EFFECT; GOVERNING LAW....................................................................39
           15.4 EXECUTION IN COUNTERPARTS........................................................................39
           15.5 SEVERABILITY OF PROVISIONS.......................................................................39
           15.6 TABLE OF CONTENTS; HEADINGS; TERMINOLOGY.........................................................39
           15.7 EXHIBITS AND SCHEDULES...........................................................................39
           15.8 LIMITATION OF LIABILITY..........................................................................39
           15.9 FURTHER ACKNOWLEDGMENTS AND AGREEMENTS OF BORROWER AND LENDER....................................39
           15.10 DISCLOSURE OF FINANCIAL INFORMATION.............................................................40


                                    EXHIBITS

Exhibit A   -   Revolving Note
Exhibit B   -   Form of Equipment Note
Exhibit C   -   Conditions Precedent
Exhibit D   -   Trademark Security Agreement
Exhibit E   -   Letter to Account Debtors
Exhibit F   -   Opinion of Borrower's Counsel
Exhibit G   -   Chief Financial Officer's Certificate
Exhibit H   -   Initial Borrowing Certificate


                         SCHEDULES

Schedule 1   -  Locations of Books and Records and Collateral
Schedule 2   -  Offices and Business Locations
Schedule 3   -  Other Names and Subsidiaries
Schedule 4   -  Permitted Liens
Schedule 5   -  Filing Jurisdictions
Schedule 6   -  Insurance
Schedule 7   -  Environmental Matters
Schedule 8   -  Patents
Schedule 9   -  Trademarks
Schedule 10  -  Existing Liabilities
Schedule 11  -  Governmental Consents
Schedule 12  -  Subsidiaries
Schedule 13  -  Exceptions

                                 REVOLVING NOTE


                                                     $7,500,000 January 22, 1997
                                                              Newark, New Jersey


         FOR VALUE RECEIVED, the undersigned, INTELLIGROUP, INC., a New Jersey corporation ("Borrower"), hereby absolutely and unconditionally promises to pay to the order of PNC BANK, National Association ("Lender"), the principal amount of the lesser of (a) SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), and (b) the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrower pursuant to the Agreement referred to below, as hereinafter provided, and to pay interest as hereinafter provided on the unpaid principal balance of this Note from time to time, from the date each such Revolving Loan is made until the principal thereof is paid in full. Both principal and interest hereunder shall be payable in lawful money of the United States of America, and in immediately available funds, at the office of Lender located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other place as Lender may from time to time designate in writing.

         Interest on the principal balance of each Revolving Loan shall be due and payable monthly on the first (1st) Banking Day in each calendar month, commencing on the first such date to occur after such Revolving Loan was made, and on any Banking Day on which any prepayment is made or such Revolving Loan is paid or payable in full, until the principal balance hereof has been paid in full, at a fluctuating rate per annum equal to one-quarter of one percent (1/4 of 1%) per annum above the Prime Rate (as hereinafter defined) in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower; provided that if any amount of principal (or, to the extent permitted by law, of interest) payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise and whether before or after judgment) or any other Event of Default has occurred, the principal balance hereof shall bear interest, payable on demand, from the day when said amount becomes due as aforesaid or from the day when such other Event of Default occurs, as the case may be, at an interest rate per annum equal at all times to two percent (2%) per annum above the otherwise applicable rate in effect from time to time. The "Prime Rate" applicable to this Note shall be the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and it is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

         Borrower authorizes Lender, without demand, to charge and withdraw from any checking, loan or other account that Borrower may then have with Lender or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under this Note or any other Loan Document. Such authorization shall not affect Borrower's obligation to pay when due all amounts payable hereunder whether or not there are sufficient funds in any such accounts. The foregoing shall be in addition to, and not in limitation of, any rights of set-off which Lender may have.

         This Note (a) is the Revolving Note referred to in the Loan and Security Agreement dated as of January 22, 1997 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), between Borrower and Lender, (b) is entitled to the benefits thereof, (c) is secured as provided therein and (d) is subject to optional and mandatory prepayment in whole or in part as provided therein; provided, that any prepayment hereof shall be accompanied by any amount due pursuant to Subsection 4.7(b) of the Agreement. Capitalized terms used herein and not otherwise defined are used herein as defined in the Agreement. All provisions of the Agreement are incorporated herein by reference and, in the event of ambiguity or inconsistency between any provisions of the Agreement and this Note, the provisions of the Agreement shall prevail.

         Borrower (and any endorser or guarantor of this Note by endorsing this Note or executing a guaranty with respect to the obligations under this Note) hereby to the fullest extent permitted by law (a) waives presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, except as may be specifically otherwise provided in the Agreement, and (b) consents that, without notice to or release of the liability of any such party, the obligations of Borrower or any other Person may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by Lender.

         Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of law. This Note may not be changed orally but only by an instrument in writing signed by Borrower and Lender.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has caused this Note to be duly executed and delivered as of the date first above written.

ATTEST:                                     INTELLIGROUP, INC.



By:                                         By:
   -------------------------------             --------------------------------
   Robert M. Olanoff, Secretary                Ashok Pandey, President and
                                                 Chief Executive Officer

STATE OF NEW JERSEY )
                     :  ss.:
COUNTY OF ESSEX     )

        On the 22nd day of January, 1997, before me personally came Ashok Pandey, to me known who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of INTELLIGROUP, INC., the corporation described in and which executed the foregoing instrument; that he, in such capacity, being authorized to do so, executed the foregoing instrument as such entity's voluntary act and deed for the purposes therein contained by signing on behalf of said corporation.


                                            -----------------------------
                                            Notary Public


                                            My commission expires on

                                            ----------------------------.

                             FORM OF EQUIPMENT NOTE


$__________                                                 ____________, 19__
                                                            ______, New Jersey


      FOR VALUE RECEIVED, the undersigned, INTELLIGROUP, INC., a New Jersey corporation ("Borrower"), hereby absolutely and unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION ("Lender"), the principal amount of DOLLARS ($___________) as hereinafter provided, and to pay interest as hereinafter provided on the unpaid principal balance of this Note from time to time, from the date hereof until the principal hereof is paid in full. Both principal and interest hereunder shall be payable in lawful money of the United States of America, and in immediately available funds, at the office of Lender located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other place as Lender may from time to time designate in writing.

      The principal hereof shall be repaid in _______________ (___) consecutive monthly installments of DOLLARS ($___________), and a final payment in the _______________ (___) month of the entire unpaid principal balance hereof, all payments to be made on the first (1st) Banking Day in each calendar month,
commencing on                  .

      Interest on the principal balance hereof shall be due and payable monthly
on the first (1st) Banking Day in each calendar month, commencing on          ,
and on              any Banking Day on which any prepayment is made or the
Equipment Loan evidenced hereby is paid or payable in full, until the principal balance hereof has been paid in full at a fluctuating rate per annum equal to three-quarters of one percent (3/4 of 1%) per annum above the Prime Rate (as hereinafter defined) in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower; provided that if any amount of principal (or, to the extent permitted by law, of interest) payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise and whether before or after judgment) or any other Event of Default has occurred, the principal balance hereof shall bear interest, payable on demand, from the day when said amount becomes due as aforesaid or from the day when such other Event of Default occurs, as the case may be, at an interest rate per annum equal at all times to two percent (2%) per annum above the otherwise applicable rate in effect from time to time. The "Prime Rate" applicable to this Note shall be the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and it is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

      Borrower authorizes Lender, without demand, to charge and withdraw from any checking, loan or other account that Borrower may then have with Lender or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under this Note or any other Loan Document. Such authorization shall not affect Borrower's obligation to pay when due all amounts payable hereunder whether or not there are sufficient funds in any such accounts. The foregoing shall be in addition to, and not in limitation of, any rights of set-off which Lender may have.

      This Note (a) is one of the Equipment Notes referred to in the Loan and Security Agreement dated as of January 22, 1997 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), between Borrower and Lender, (b) is entitled to the benefits thereof, (c) is secured as provided therein and (d) is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein and not otherwise defined are used herein as defined in the Agreement. All provisions of the Agreement are incorporated herein by reference and, in the event of ambiguity or inconsistency between any provisions of the Agreement and this Note, the provisions of the Agreement shall prevail.

      Borrower (and any endorser or guarantor of this Note by endorsing this Note or executing a guaranty with respect to the obligations under this Note) hereby to the fullest extent permitted by law (a) waives presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, except as may be specifically otherwise provided in the Agreement, and (b) consents that, without notice to or release of the liability of any such party, the obligations of Borrower or any other Person may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by Lender.

      Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

      This Note shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of law. This Note may not be changed orally but only by an instrument in writing signed by Borrower and Lender.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has caused this Note to be duly executed and delivered as of the date first above written.


ATTEST:                                         INTELLIGROUP, INC.



By:                                             By:
  -------------------------------                  ----------------------------
   Robert M. Olanoff, Secretary                    Ashok Pandey, President and
                                                    Chief Executive Officer